As filed with the Securities and Exchange Commission on July 11, 2007

File No. 333-141342

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

KBL HEALTHCARE ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Delaware	6770	20-8191477
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

757 Third Avenue, 21st Floor

New York, New York 10017

(212) 319-5555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marlene Krauss, Chief Executive Officer

757 Third Avenue, 21st Floor

New York, New York 10017

(212) 319-5555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881—Facsimile	Jack I. Kantrowitz, Esq. Eric S. Haueter, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300 (212) 839-5599—Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	14,375,000 Units	$8.00	$115,000,000	$3,531
Shares of Common Stock included as part of the Units	14,375,000 Shares	—	—	— (3)
Warrants included as part of the Units	14,375,000 Warrants	—	—	— (3)
Shares of Common Stock underlying the Warrants included in the Units(4)	14,375,000 Shares	$6.00	$86,250,000	$2,648
Total			$201,250,000	$6,179(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 1,875,000 Units and 1,875,000 shares of Common Stock and 1,875,000 Warrants underlying such Units which may be issued on exercise of a 30-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.
(5)	The filing fee has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 11, 2007

P R O S P E C T U S

$100,000,000

KBL HEALTHCARE ACQUISITION CORP. III

12,500,000 UNITS

KBL Healthcare Acquisition Corp. III is a newly organized blank check company organized for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses in the healthcare or healthcare-related industries. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction, or taken any direct or indirect measures to locate any specific acquisition target.

This is an initial public offering of our securities. We are offering 12,500,000 units. Each unit has an offering price of $8.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of the completion of our initial business combination and                     , 2008, one year from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. The warrants will expire on                     , 2011, four years from the date of this prospectus, unless earlier redeemed.

We have also granted the underwriters for this offering a 30-day option to purchase up to an additional 1,875,000 units to cover over-allotments, if any.

Our officers, directors and certain of our special advisors have committed to purchase from us an aggregate of 2,075,000 warrants at $1.00 per warrant (for a total purchase price of $2,075,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from this private placement will be deposited in the trust account described below. The terms of the “private placement warrants” to be purchased by such individuals will be identical to warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the private placement warrants will be exercisable on a cashless basis so long as they are still held by such individuals or their permitted transferees. The purchasers of the private placement warrants have agreed that such warrants will not be sold or transferred by them until after we have completed a business combination.

Prior to this offering, there has not been any public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, we anticipate that the units will be listed under the symbol “KHA.U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols “KHA” and “KHA.WS”, respectively. We cannot assure you, however, that our securities will be listed or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 15 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total(1)
Public offering price	$8.00	$100,000,000
Underwriting discounts and commissions(2)	$0.56	$7,000,000
Proceeds, before expenses, to us	$7.44	$93,000,000

(1)	The underwriters have an option to purchase up to an additional 1,875,000 units at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses to us, will be $115,000,000, $8,050,000 and $106,950,000, respectively. See the section entitled “Underwriting” on page 81 of this prospectus.
(2)	Includes deferred underwriting discounts and commissions equal to 3% of the gross proceeds of the offering, or $3,000,000 ($0.24 per unit), or $3,450,000 if the underwriters’ over-allotment option is exercised in full, which will be deposited in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee, which the underwriters have agreed to defer until we consummate our initial business combination. The underwriters have waived their right to the deferred discounts and commissions with respect to shares held by public stockholders who exercise their conversion rights, as described in more detail herein.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about                     , 2007. $95,375,000 of the net proceeds of this offering (including the $3,000,000, or $0.24 per unit, of deferred underwriting discounts and commissions), plus the additional aggregate $2,075,000 we will receive from the purchase of the private placement warrants simultaneously with the consummation of this offering, for an aggregate of $97,450,000 (or approximately $7.80 per unit sold to the public in this offering), will be deposited into a trust account at Lehman Brothers Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee. These funds will not be released until the earlier of the completion of a business combination and our liquidation (which may not occur until                     , 2009, twenty four months from the date of this prospectus).

Citi

Jefferies & Company	EarlyBirdCapital, Inc.

                    , 2007

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes, before investing. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to KBL Healthcare Acquisition Corp. III;

•	“initial stockholders” or “existing stockholders” means all of those persons who owned shares of our common stock prior to the completion of this offering, including all of our officers and directors;

•	“initial shares” means the 3,125,000 shares of common stock that our initial stockholders originally purchased from us for $25,000 in January 2007;

•

“private placement warrants” means the 2,075,000 warrants we are selling in a private placement to our officers, directors and certain of our special advisors simultaneously with the consummation of this offering;

•

“public stockholders” means the holders of the shares of common stock which are being sold as part of the units in this public offering (whether they are purchased in the public offering or in the aftermarket), including any of our existing stockholders to the extent that they purchase such shares;

•	“healthcare industry” means the healthcare and healthcare-related industries;

•

“our initial business combination” means our initial merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses in the healthcare industry; and

•	unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Company

We are a blank check company organized under the laws of the State of Delaware on January 9, 2007. We were formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses in the healthcare industry in any geographic location. To date, our efforts have been limited to organizational activities.

The healthcare industry constitutes a large and growing segment of the United States economy. According to “Modern Healthcare’s By the Numbers” (December 18, 2006), the Department of Health and Human Services, or HHS, has found that healthcare expenditures in the United States have increased consistently during the last twenty-six years, rising from $254.9 billion in 1980 to a projected $2,169.5 billion in 2006. HHS also found that national healthcare spending, expressed as a percentage of U.S. gross domestic product, or GDP, has increased from 9.1% in 1980 to an estimated 16.5% in 2006. HHS expects that the healthcare industry will continue to grow both in absolute dollars and as a percentage of GDP and projects that by the year 2015, healthcare expenditures in the United States could increase to as much as $4,043.6 billion or 20% of GDP. The substantial growth in national healthcare spending has had, and management expects it to continue to have, an impact on every major sector of the healthcare industry. Accordingly, we believe there are many attractive target businesses in the healthcare industry.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not, nor has anyone on our behalf, taken any action, directly or indirectly, to identify or locate any suitable business combination candidate, nor have we engaged or retained any agent or other representative to identify or locate any such business combination candidate.

We will have until                     , 2009, twenty four months from the date of this prospectus, to consummate a business combination. Because we are a corporation organized with a finite life, if we are unable to consummate a business combination by that date, our corporate existence will cease by operation of corporate law and our amended and restated certificate of incorporation (except for the purposes of winding up our affairs and liquidating). Our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of that business combination, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring our initial business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but we will not acquire less than a controlling interest (meaning more than 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies in a single operating business.

The target business or businesses that we acquire may collectively have a fair market value substantially in excess of 80% of the balance in the trust account at the time of our business combination. In order to consummate our initial business combination, we may issue a significant amount of our debt or equity securities to the sellers of the target business, seek to raise additional funds through a private offering of debt or equity securities and/or obtain financing from other sources. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our stockholders prior to the business combination could end up owning a minority of the combined company as there is no requirement that our stockholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any arrangement to issue our debt or equity securities and have no current intention of doing so.

Management

We believe that the skills and experience of our executive officers will be crucial to consummating our initial business combination successfully. Our executive officers and directors have over 65 years of collective experience in the healthcare industry and a proven track record as clinicians, advisors, acquirers, operators, and sellers of public and private healthcare-related companies. Our team includes:

•

Zachary Berk, O.D., our Chairman of the Board, is a managing director of KBL Healthcare Ventures, a venture capital firm, which Dr. Berk co-founded in August 1991. We will be the third blank check company that Dr. Berk has co-founded and managed.

•

Marlene Krauss, M.D., our Chief Executive Officer, Secretary and Director, is a managing director of KBL Healthcare Ventures, which Dr. Krauss co-founded in August 1991. Currently, Dr. Krauss serves as Chairman of the Board of KBL II. She has been a business partner with Dr. Berk for over 16 years. We will be the third blank check company that Dr. Krauss has co-founded and managed.

•

Michael Kaswan, our Chief Operating Officer and Director, is a managing director of KBL Healthcare Ventures, where he has been employed since November 1998. He has been a business partner with Dr. Berk and Dr. Krauss for over 9 years. We will be the second blank check company that Mr. Kaswan has been involved with.

For additional information on the backgrounds of our executive officers, please see the sections in this prospectus entitled “Proposed Business—Experience of Our Executive Officers and Directors” and “Management”.

Our executive officers and directors have built and maintained extensive networks of relationships in the healthcare industry that we plan to use to identify and generate acquisition opportunities. These relationships include, among other sources, executives and board members at public and private companies, private equity and venture capital firms, investment bankers, consultants, business brokers, attorneys and accountants.

Our officers and directors may become principals of a future blank check company formed to acquire one or more operating businesses. However, they have not taken any steps at this time to organize or participate in such a company.

Private Placement

We are selling 2,075,000 private placement warrants at $1.00 per warrant (for a total purchase price of $2,075,000) to our officers, directors and certain of our special advisors pursuant to letter agreements among us, Citigroup Global Markets Inc. and such individuals. The purchasers are obligated to purchase such warrants from us on a private placement basis simultaneously with the consummation of this offering. The purchasers will use their own funds to purchase the private placement warrants and will not borrow any funds to make these purchases. The terms of the private placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the private placement warrants will be exercisable on a cashless basis so long as they are still held by such purchasers or their permitted transferees. Our officers, directors and special advisors have agreed, pursuant to the agreements, that the private placement warrants will not be sold or transferred by them until after we have completed a business combination. Citigroup Global Markets Inc. has informed us that it has no intention of waiving these restrictions on transfer. In the event of a liquidation prior to our initial business combination, the private placement warrants will expire worthless.

In addition, in January 2007, we issued 3,125,000 shares of our common stock to our initial stockholders for an aggregate of $25,000 in cash, at a purchase price of $0.008 per share. We refer to the current holders of these shares of our common stock as the “initial stockholders” or “existing stockholders,” and we refer to these outstanding shares of common stock as the “initial shares” throughout this prospectus.

Our principal executive offices are located at 757 Third Avenue, 21st Floor, New York, New York 10017 and our telephone number is (212) 319-5555.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 15 of this prospectus.

Securities offered	12,500,000 units, at $8.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading and separation of common stock and warrants

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. The units will continue to trade along with the common stock and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants.

Separate trading of the common stock and warrants is initially prohibited:

In no event will separate trading of the common stock and warrants begin until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Current Report on Form 8-K promptly after the consummation of this offering, which is anticipated to take place on the third business day after the date the units begin trading. If the over-allotment option is exercised after our initial filing of a Current Report on Form 8-K, we will file an amendment to the Current Report on Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.

Common stock:

Number outstanding before this offering	3,125,000 shares

Number to be outstanding after this offering	15,625,000 shares

Warrants:

Number outstanding before this offering	0

Number to be sold in the private placement	2,075,000 warrants

Number to be outstanding after this offering and the private placement	14,575,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$6.00

Exercise period	The warrants will become exercisable on the later of:

•	the consummation of our initial business combination, and

•	, 2008, one year from the date of this prospectus.

However, the warrants will only be exercisable if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed.

The warrants will expire at 5:00 p.m., New York City time, on , 2011, four years from the date of this prospectus, or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (including the private placement warrants) at any time when the warrants are exercisable:

•	in whole and not in part,

•	at a price of $.01 per warrant,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last reported sales price of our common stock on the American Stock Exchange, or other principal market on which our common stock may be traded, equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and a prospectus is available for use throughout the 30-day redemption period.

Reasons for redemption limitations:	The redemption criteria for our warrants have been established at a price which is intended to provide public warrant holders with:

•	adequate notice of redemption to enable them to exercise their warrants should they choose to do so; and

•

a reasonable premium to the initial exercise price to provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants. However, the price of the common stock may fall below the $11.50 trigger price as well as the $6.00 warrant exercise price after we issue the redemption notice.

If we call our warrants for redemption, the purchasers of the private placement warrants and their permitted transferees would be entitled to exercise the private placement warrants on a cashless basis.

Proposed American Stock Exchange symbols for our:

Units	KHA.U

Common stock	KHA

Warrants	KHA.WS

Offering proceeds to be held in trust

$95,375,000 of the net proceeds of this offering plus the $2,075,000 we will receive from the sale of the private placement warrants (for an aggregate of $97,450,000 or approximately $7.80 per unit sold to the public in this offering) will be placed in a trust account at Lehman Brothers Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes the $3,000,000 of deferred underwriting discounts and commissions. The underwriters have agreed that the deferred underwriting discounts and commissions will not be paid unless and until we consummate our initial business combination. Upon the consummation of our initial business combination, the deferred underwriting discounts and commissions (subject to a $0.24 per share reduction for public stockholders who vote against our initial business combination and exercise their conversion rights, as described below) shall be released to the underwriters out of the gross proceeds of this offering held in the trust account. Except as set forth below, these proceeds will not be released until the earlier of the completion of our initial business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available to pay any deferred expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $1,900,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the $100,000 of net proceeds of this offering not held in the trust account.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Interest earned on the trust account

As stated above, there can be released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $1,900,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations. All of the remaining interest earned will remain in the trust account for our use in consummating a business combination or will be released to our public stockholders who both vote against our initial business combination and exercise their conversion rights, or following our liquidation.

Although we do not know the exact rate of interest to be earned on the trust account, we believe that the recent historical interest rates of U.S. Treasury Bills with less than six month maturities are indicative of the interest to be earned on the funds in the trust account. According to the Federal Reserve Statistical Release dated                     , 2007, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ended                     , 2007,     %,     % and     % per annum, respectively. However, the actual interest rates that we receive on the funds in the trust account may be higher or lower than these rates.

Initial shares

In January 2007, our initial stockholders purchased 3,125,000 shares of our common stock for an aggregate purchase price of $25,000. The initial shares are identical to the shares included in the units being sold in this offering, except that:

•	the initial shares will be placed in an escrow account described below and are subject to transfer restrictions;

•

the initial stockholders have agreed to vote the initial shares in the same manner as a majority of the public stockholders in connection with the vote required to approve our initial business combination;

•	the initial stockholders will not be able to exercise conversion rights (as described below) with respect to the initial shares; and

•	the initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the initial shares if we fail to consummate a business combination.

Private placement

We are selling 2,075,000 private placement warrants at $1.00 per warrant (for a total purchase price of $2,075,000) to our officers, directors and certain of our special advisors pursuant to letter agreements among us, Citigroup Global Markets Inc. and such individuals. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchasers will use their own funds to purchase the private placement warrants and will not borrow any funds to make these purchases. The terms of the private placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the private placement warrants will be exercisable on a cashless basis so long as they are still held by such individuals or their permitted transferees. Our officers, directors and special advisors have agreed, pursuant to the agreements, that the private placement warrants will not be sold or transferred by them until after we have completed a business combination. Citigroup Global Markets Inc. has informed us that it has no intention of waiving these restrictions on transfer. In the event of a liquidation prior to our initial business combination, the private placement warrants will expire worthless.

Limited payments to our officers, directors and existing stockholders

There will be no compensation or other cash payments paid to our existing stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than:

•	repayment of a $100,000 non-interest bearing loan made by Marlene Krauss;

•	payment of $10,000 per month to KBL Healthcare Management, Inc., an affiliate of Drs. Berk and Krauss and Michael Kaswan, for office space, utilities and administrative services; and

•

reimbursement of out-of-pocket expenses incurred by our officers, directors and existing stockholders in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Prior to the consummation of a business combination, none of these amounts will be paid out of amounts deposited in the trust account.

Certificate of Incorporation

As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Seventh of our amended and restated certificate of their rights incorporation, as obligations to our stockholders and our officers and directors have agreed that they will not recommend or take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until                     , 2009, twenty four months from the date of this prospectus. If we have not completed a business combination by such date, our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life by                     , 2009, twenty four months from the date of this prospectus, as an obligation to our stockholders and our officers and directors have agreed that they will not take any action to amend or waive this provision to allow us to survive for a longer period of time except upon the consummation of our initial business combination.

Stockholders must approve business combination

Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect our initial business combination, even if we are not required to do so under applicable state law. We view this requirement as an obligation to our stockholders and our officers and directors have agreed that they will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering (but not shares acquired in this offering or in the aftermarket) in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning fewer than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights described below.

Accordingly, it is our understanding and intention in every case to structure and consummate our initial business combination in which public stockholders holding up to 3,749,999 shares of our common stock may still exercise their conversion rights.

Conversion rights for stockholders voting to reject a business combination

Pursuant to our amended and restated certificate of incorporation, if our initial business combination is approved and completed, public stockholders voting against such business combination will be entitled to convert their stock into a pro rata share of the trust account (initially approximately $7.80 per share, or $7.78 per share if the underwriters’ over-allotment option is exercised in full), plus any interest earned on their portion of the trust account but less the interest that may be released to us as described above to fund our working capital requirements and pay any of our tax obligations, if that business combination is approved and completed. We view this requirement as an obligation to our stockholders and our officers and directors have agreed that they will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Our existing stockholders will not have these conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether acquired prior to the completion of this offering or purchased by them in this offering or in the aftermarket. Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.20 of net sales proceeds for, the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $7.80 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Voting against our initial business combination alone will not result in conversion of a public stockholder’s shares into a pro rata share of the trust account, which only occurs when the stockholder both votes against our initial business combination and exercises the conversion rights described above.

Liquidation if no business combination

As described above, if we have not consummated a business combination by                     , 2009, twenty four months from the date of this prospectus, in accordance with our amended and restated certificate of incorporation, our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets.

We cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $7.80, plus interest (after taxes payable) then held in the trust account for the following reasons:

•

Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

•

We will seek to have all target businesses we negotiate with, and all vendors and service providers (including providers of financing) we engage, which we collectively refer to as the “contracted parties,” execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. However, there is no guarantee that they will execute these agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Zachary Berk, Marlene Krauss and Michael Kaswan have agreed that they will be personally liable, on a joint and several basis, to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or contracted parties that are owed money by us for services rendered or contracted for or products sold to us in the event of our liquidation. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so.

We anticipate the distribution of the funds in the trust account to our public stockholders as promptly as practicable following the date our corporate existence ceases. Our existing stockholders have waived to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account. If those funds are insufficient, Zachary Berk, Marlene Krauss and Michael Kaswan have agreed to provide us with the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of any such advances.

Transfer restrictions on initial shares and private placement warrants

On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as (i) transfers to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death of a holder, (iv) pursuant to a qualified domestic relations order or (v) by private sales with respect to up to 33% of the initial shares made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement), these shares will not be transferable during the escrow period. These shares will not be released from escrow until six months after our consummation of a business combination or earlier if, following our initial business combination, we engage in a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities.

The purchasers of the private placement warrants have agreed that the private placement warrants will not be sold or transferred by them until after we have completed a business combination. Citigroup Global Markets Inc. has no intention of waiving these restrictions on transfer.

Audit Committee

We have established and will maintain an audit committee which will be comprised entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering and review and approve any affiliated transactions involving us. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 15 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements and the related notes, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	June 30, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(56,895)	$94,569,764
Total assets	$143,535	$94,569,764
Total liabilities	$123,771	—
Value of common stock which may be converted to cash(1)	—	$28,334,992
Stockholders’ equity	$19,764	$66,234,772

(1)	If the initial business combination is approved and consummated, public stockholders who voted against the combination will be entitled to convert their stock for cash of approximately $7.80 per share (or approximately $29,234,992 in the aggregate), which amount represents approximately $7.56 per share (or approximately $28,334,992 in the aggregate) representing the net proceeds of the offering and $0.24 per share (or $900,000 in the aggregate) representing deferred underwriting discounts and commissions which the underwriters have agreed to deposit into the trust account and to forfeit to pay converting stockholders, and does not take into account interest earned on and retained in the trust account.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds, the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid, the $2,075,000 we will receive from the sale of the private placement warrants and the payment of the $3,000,000 deferred underwriters’ discounts and commissions to the underwriters.

The working capital (deficiency) excludes $76,659 of costs related to this offering which were paid or accrued prior to June 30, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The “as adjusted” working capital and total assets amounts include the $94,450,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus, the $100,000 of proceeds not held in trust to be used for working capital, and the $2,075,000 proceeds from the private placement, but excludes the $3,000,000 (or approximately $0.24 per share) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination. If we do not consummate our initial business combination, the trust account totaling $97,450,000 of net proceeds from the offering, including $2,075,000 of proceeds from the private placement of the private placement warrants, and all accrued interest earned thereon less (i) up to $1,900,000 that may be released to us to fund our expenses and other working capital requirements and (ii) any amounts released to us to pay our income or other tax obligations, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning 3,749,999 or fewer shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to 3,749,999 of the 12,500,000 shares included in the units sold in this offering at an initial per-share conversion price of approximately $7.80 (for a total of approximately $29,234,992), which amount represents approximately $7.56 per share (or approximately $28,334,992 in the aggregate) representing the net proceeds of the offering and $0.24 per share (or $900,000 in the aggregate) representing deferred underwriting discounts and commissions which the underwriters have agreed to deposit into the trust account and to forfeit to pay converting stockholders, without taking into account interest earned on the trust account or any claims that may be brought by creditors. The actual per-share conversion price will be equal to:

•

the amount in the trust account, including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in the offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment.

Risks Associated With Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate a business combination in the healthcare industry. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. Neither we nor any representative acting on our behalf have had any contacts or discussions with any prospective acquisition target regarding a business combination or taken any direct or indirect measures to locate a specific business target or consummate a business combination. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before our initial business combination and distribute amounts in the trust account, our public stockholders may receive less than $8.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within twenty four months from the date of this prospectus and are forced to liquidate our assets, the per-share liquidation distribution may be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of our initial business combination.

If we are unable to consummate our initial business combination, our public stockholders will likely be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months from the date of this prospectus in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate our initial business combination prior thereto and only then in cases where investors have both voted against the business combination and sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC promptly following completion of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to those rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination than we would if we were subject to those rules.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information at                     , 2007, approximately similarly structured blank check companies had completed initial public offerings in the United States. Of these companies, only         companies have consummated a business combination, while         companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination, and         companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders. Accordingly, there are approximately         blank check companies with more than $         billion in trust accounts that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of our initial business combination. While some of those companies must complete a business combination in the healthcare industry, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to consummate our initial business combination.

We believe that, upon consummation of this offering, the $100,000 available to us outside of the trust account, plus the $1,900,000 of interest earned on the funds held in the trust account that we expect to be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in a letter of intent designed to keep a target business from “shopping” around for transactions with other companies on terms more favorable to such target business) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach of the agreement or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

A significant portion of our working capital could be expended in pursuing business combinations that are not consummated and, if this were to occur, we may not have sufficient liquidity to complete our initial business combination.

It is anticipated that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point in connection with the abandoned transaction may not be recoverable. Furthermore, even if an agreement is reached relating to a specific acquisition target, we may fail to consummate the transaction for any number of reasons including those beyond our control, such as if our public stockholders holding 30% or more of our common stock vote against the transaction and exercise their conversion rights even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the amount of the related costs incurred, which could materially and adversely affect our subsequent ability to locate and combine with another business.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to pay our tax obligations, to fund our search and to consummate our initial business combination.

Of the net proceeds of this offering, only $100,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. Although we do not know the exact rate of interest to be earned on the trust account, we believe that the recent historical interest rates of U.S. Treasury Bills with less than six month maturities are indicative of the interest to be earned on the funds in the trust account. According to the Federal Reserve Statistical Release dated                     , 2007, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ended                     , 2007,       %,       % and       % per annum, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account.

While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate. Our initial stockholders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders may be less than approximately $7.80 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all target businesses and all contracted parties execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if those entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that a court would uphold the validity of such agreements. Accordingly, amounts held in the trust account could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the consummation of our initial business combination, Zachary Berk, Marlene Krauss and Michael Kaswan have agreed that they will be personally liable, jointly and severally, to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or of contracted parties that are owed money by us for services rendered or contracted for or products sold to us. Because we will seek to have all prospective target businesses and contracted parties execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Drs. Berk and Krauss and Mr. Kaswan having any such obligations is minimal. Notwithstanding the foregoing, we have questioned such individuals on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than approximately $7.80, plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to pay our public stockholders at least approximately $7.80 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the twenty four month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with Section 280 of the Delaware General Corporation Law, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan of distribution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                     , 2009, twenty four months from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time such holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrant is current and a prospectus is available for use. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current registration statement relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, despite our intention to comply with this obligation, we cannot assure you that we will be able to do so and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the registration statement relating to the common stock issuable upon the exercise of the warrants is not current and a prospectus is not available for use, the warrants held by public stockholders may have no value, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor effectively may have paid the full unit price solely for the shares of common stock included in the units. Notwithstanding the foregoing, the private placement warrants may be exercisable for unregistered shares of common stock even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current. In no event will we be required to net cash settle the warrants.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable (following our completion of a business combination), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Since we have not yet selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations.

Because we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to holders.

If the requirements to redeem our warrants as described in this prospectus are satisfied, we may determine to call such warrants for redemption. Redemption of the warrants could force holders to:

•	exercise the warrants at the exercise price at a time that they do not have sufficient cash available to effectuate such exercise;

•	sell the warrants at the then current market price when they might otherwise wish to hold those warrants; or

•	accept the nominal redemption price which, at the time the warrants are called for redemption, will likely be less than the market value of the warrants.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share.

Immediately after this offering and the purchase of the private placement warrants (assuming no exercise of the over-allotment option), there will be 19,800,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. If we issue securities in order to consummate a business combination, our stockholders prior to the business combination could end up owning a minority of the combined company as there is no requirement that our stockholders own a certain percentage of our company after our business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•

may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	increased expenses to pay debt service;

•	if the debt has a variable rate, increased vulnerability to changes in market interest rates, since our revenues may not increase, or may decrease, if interest rates rise;

•	an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	prohibitions or limitations on our ability to pay dividends on our common stock;

•

requirements that we dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which would reduce the funds available for dividends on our common stock, working capital, capital expenditures, business combinations and other general corporate purposes;

•

limitations or prohibitions on business combinations, capital expenditures or other business operations, or on our ability to borrow additional amounts for such purposes, unless we meet particular financial or operational tests;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulations;

•	our competitive disadvantage with respect to other companies in the industry that have less debt; and

•	limitations on our flexibility in planning for and reacting to changes in our business and in the healthcare industry.

Our ability to successfully effect a business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may not continue with us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. None of our key personnel has entered into either employment or consulting agreements with us. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

All of our officers and directors own shares of our common stock issued prior to the offering and some of them will own private placement warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own shares of our common stock that were issued prior to this offering. Additionally, certain of our officers, directors and special advisors are purchasing private placement warrants upon consummation of this offering. Such individuals have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the private placement warrants, and any warrants purchased by our officers, director or special advisors in this offering or in the aftermarket, like the public warrants, will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

The American Stock Exchange may delist our securities which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with a target business having a fair market value of at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business;

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services; or

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the healthcare industry.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the healthcare industry.

Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.

We may seek to combine contemporaneously with multiple operating businesses whose collective fair market value is at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of those combinations. Business combinations involve a number of special risks, including diversion of management’s attention, legal, financial, accounting and due diligence expenses, and general risks that transactions will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of the small number of our executive officers and directors and our limited financial and other resources. Completing our initial business combination through more than one transaction likely will result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of our initial business combination with multiple entities. In addition, due to the difficulties involved in consummating multiple business combinations concurrently, our attempt to complete our initial business combination in this manner would increase the chance that we would be unable to successfully complete our initial business combination in a timely manner. Further, if our initial business combination entails simultaneous transactions with different entities, each entity will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to complete the initial business combination. As a result, if we attempt to consummate our initial business combination in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for an initial business combination and force us to liquidate.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We will proceed with our initial business combination only if public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights.

We will proceed with our initial business combination only if public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights. Accordingly, public stockholders owning fewer than 3,749,999 shares sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination. As a result, this may have the effect of making it more likely that we could have consummated a proposed business combination even when a significant number of public stockholders have voted against such transactions. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding blocks of our stock will be able to stop us from completing a business combination that may otherwise approved by a large majority of our public stockholders. While there are a certain number of other offerings similar to ours which include conversion thresholds greater than 20%, the 20% threshold is more frequently used in offerings similar to ours.

Our initial business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our initial business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only         of         the blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

Our existing stockholders paid an aggregate of $25,000, or $0.008 per share, for their initial shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 30.3% or $2.42 per share (the difference between the pro forma net tangible book value per share of $5.58, and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 12,500,000 shares of common stock as part of the units offered by this prospectus and the private placement warrants to purchase 2,075,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders or the purchasers of the private placement warrants exercise their registration rights with respect to their initial shares or private placement warrants and underlying common stock, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. Additionally, the purchasers of the private placement warrants are entitled to demand that we register the resale of their private placement warrants and underlying shares of common stock at any time after we consummate a business combination. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 3,125,000 shares of common stock and 2,075,000 warrants (as well as 2,075,000 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect a business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences; and

•	employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United

States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Risks Related to the Healthcare Industry

Business combinations with companies with operations in the healthcare industry entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in the healthcare industry, we will be subject to, and possibly adversely affected by, the following risks:

If we are unable to comply with governmental regulations affecting the healthcare industry, it could negatively affect our operations.

There is extensive government regulation of certain healthcare businesses as well as various proposals at the federal government level to reform the healthcare system. Changes to the existing regulatory framework and/or implementation of various reform initiatives could adversely affect certain sections of the healthcare industry. If we are unable to adhere to these requirements, it could result in the imposition of penalties and fines against us, and could also result in the imposition of restrictions on our business and operations. Furthermore, the costs of compliance also could have a material adverse effect on our profitability and operations.

If we are required to obtain governmental approval of our products, the production of our products could be delayed and we could be required to engage in a lengthy and expensive approval process that may not ultimately be successful.

Unanticipated problems may arise in connection with the development of new products or technologies, and many such efforts may ultimately be unsuccessful. In addition, testing or marketing products may require obtaining government approvals, which may be a lengthy and expensive process with an uncertain outcome. Delays in commercializing products may result in the need to seek additional capital, potentially diluting the interests of investors. These various factors may result in abrupt advances and declines in the securities prices of particular companies in the healthcare industry and, in some cases, may have broad effect on the prices of securities of specific healthcare companies or of companies in the healthcare industry generally.

The healthcare industry is susceptible to significant liability exposure. If liability claims are brought against us following a business combination, it could materially adversely affect our operations.

Any target business we acquire in the healthcare industry will be exposed to potential liability risks that are inherent in the testing, manufacturing, marketing and sale of healthcare products and/or the provisions of healthcare services. We cannot assure you that a liability claim would not have material adverse effect on our business, financial condition or market prices of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a combination with one or more target businesses;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;

•

our management team’s allocation of their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements;

•	potential inability to obtain additional financing to complete a business combination;

•	limited pool of prospective target businesses;

•	potential change in control if we acquire one or more target businesses for stock;

•	public securities’ limited liquidity and trading;

•	failure to list or delisting of our securities from the American Stock Exchange or an inability to have our securities listed on the American Stock Exchange following a business combination;

•	use of proceeds not in trust or available to us from interest income on the trust account balance; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private placement warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds
From this offering	$100,000,000	$115,000,000
From private placement of private placement warrants	2,075,000	2,075,000

Total gross proceeds	$102,075,000	$117,075,000

Offering expenses(1)
Underwriting discount (7% of gross proceeds from offering)(2)	7,000,000	8,050,000
Legal fees and expenses	305,000	305,000
Miscellaneous expenses	16,732	16,732
Printing and engraving expenses	65,000	65,000
American Stock Exchange filing and listing fee	70,000	70,000
Accounting fees and expenses	40,000	40,000
SEC registration fee	6,523	6,523
NASD filing fee	21,745	21,745

Total offering expenses	7,525,000	8,575,000

Proceeds after offering expenses	$94,550,000	$108,500,000

Net proceeds of this offering and the private placement held in trust	94,450,000	108,400,000
Deferred underwriting discounts and commissions held in trust	3,000,000	3,450,000

Total held in trust	$97,450,000	$111,850,000

Percentage of gross proceeds of this offering held in trust	97.5%	97.3%
Net proceeds not held in trust	100,000	100,000

Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)
Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$600,000	(30.0%)
Payment of administrative fee to KBL Healthcare Management ($10,000 per month for 24 months)	240,000	(12.0%)
Legal and accounting fees relating to SEC reporting obligations	100,000	(5.0%)
Due diligence of prospective target businesses by our officers, directors and existing stockholders	50,000	(2.5%)
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	1,010,000	(50.5%)

Total	$2,000,000	(100.0%)

(1)	Approximately $60,000 of the offering expenses, including the SEC registration fee, the NASD filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of the legal and audit fees, have been or will be paid from the funds advanced by Dr. Krauss described below. These advances will be repaid, without interest, out of the proceeds of this offering available to us.
(2)	No discounts or commissions will be paid with respect to the purchase of the private placement warrants. $3,000,000, or $3,450,000 if the over-allotment option is exercised in full, of the underwriting discounts and commissions will be deposited in trust following the consummation of the offering and is payable to the underwriters only if and when we consummate a business combination.

(3)	The amount of net proceeds from this offering not held in trust will remain constant at $100,000 even if the over-allotment is exercised. In addition, $1,900,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

In addition to the offering of units by this prospectus, our officers, directors and certain of our special advisors have committed to purchase the private placement warrants (for an aggregate purchase price of $2,075,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the private placement warrants. All of the proceeds we receive from this purchase will be placed in the trust account described below.

$95,375,000, or $109,775,000 if the over-allotment option is exercised in full, of net proceeds of this offering, plus the $2,075,000 we will receive from the sale of the private placement warrants, will be placed in a trust account at Lehman Brothers Inc., maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. These amounts include $3,000,000, or $3,450,000 if the underwriters’ over-allotment option is exercised in full, of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest income that may be released to us of (i) up to $1,900,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts we may need to pay our income or other tax obligations, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to KBL Healthcare Management, an affiliate of Drs. Berk and Krauss and Mr. Kaswan, of a monthly fee of $10,000 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by KBL Healthcare Management for our benefit and is not intended to provide Drs. Berk and Krauss and Mr. Kaswan compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by KBL Healthcare Management is at least as favorable as we could have obtained from an unaffiliated third party. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders. Other than the $10,000 per month administrative fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our officers, directors, existing stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, these persons will receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering that are not deposited in the trust account available to us for our search for a business combination will be approximately $100,000. In addition, interest earned on the funds held in the trust account, up to $1,900,000, may be released to us to fund our working capital requirements. These funds will be used by us for director and officer liability insurance premiums, due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described above. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business or to use as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, certain of our initial stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

Marlene Krauss, our chief executive officer, has advanced to us $100,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD filing fee, the non-refundable portion of the American Stock Exchange listing fee, and a portion of the legal and audit fees and expenses. The loan will be payable without interest on the earlier of February 5, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned, net of taxes payable, on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of our initial business combination, the underwriters will be entitled to receive the portion of the proceeds held in the trust account attributable to the deferred underwriters’ discounts and commissions held in the trust account (subject to a $0.24 per share reduction for public stockholders who vote against our initial business combination and exercise their conversion rights).

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the private placement warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At June 30, 2007, our net tangible book value was a deficiency of $(56,895), or approximately $(0.00) per share of common stock. After giving effect to the sale of 12,500,000 shares of common stock included in the units we are offering by this prospectus, the deduction of underwriting discounts and estimated expenses of this offering, and $2,075,000 received from the sale of the private placement warrants, our pro forma net tangible book value at June 30, 2007 would have been $66,234,772, or $5.58 per share, representing an immediate increase in net tangible book value of $5.50 per share to the existing stockholders and an immediate dilution of $2.42 per share, or 30.3%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $28,334,992 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to an aggregate of 3,749,999 shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the private placement warrants:

Public offering price		$8.00
Net tangible book value before this offering	—
Increase attributable to new investors and private sales	5.58

Pro forma net tangible book value after this offering		5.58

Dilution to new investors		$2.42

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	3,125,000	20.0%	$25,000	0.02%	$0.008
New investors	12,500,000	80.0%	$100,000,000	99.98%	$8.00

	15,625,000	100.0%	$100,025,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(56,895)
Net proceeds from this offering and private placement before payment of deferred underwriters’ discounts	97,550,000
Offering costs excluded from net tangible book value before this offering	76,659
Less deferred underwriters’ discounts payable on consummation of a business combination(1)	(3,000,000)
Less: Proceeds held in trust subject to conversion to cash ($94,450,000 x approximately 29.99%)	(28,334,992)

$66,234,772

Denominator:
Shares of common stock outstanding prior to this offering	3,125,000
Shares of common stock included in the units offered	12,500,000
Less: Shares subject to conversion	(3,749,999)

11,875,001

(1)	The deferred underwriting discounts and commissions are subject to a $0.24 per share reduction for stockholders who exercise their conversion rights.

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2007 and as adjusted to give effect to the sale of our units in this offering and private placement warrants and the application of the estimated net proceeds derived from the sale of those securities:

	June 30, 2007
	Actual	As Adjusted(1)(2)
Note payable to an existing stockholder	$100,000	—

Common stock, $.0001 par value, -0- and 3,749,999 shares which are subject to possible conversion, at conversion value	—	$28,334,992

Stockholders’ equity:
Preferred stock; $.0001 par value, 1,000,000 shares authorized, none issued or outstanding, actual and as adjusted	—	—
Common stock, $.0001 par value, 50,000,000 shares authorized; 3,125,000 shares issued and outstanding, actual; 11,875,001 shares issued and outstanding (excluding 3,749,999 shares subject to possible conversion), as adjusted	312	1,188
Additional paid-in capital	24,688	66,238,820
Deficit accumulated during the development stage	(5,236)	(5,236)

Total stockholders’ equity:	19,764	66,234,772

Total capitalization	$119,764	$94,569,764

(1)	Includes the $2,075,000 we will receive from the sale of the private placement warrants.
(2)	Excludes $3,000,000 representing deferred underwriting discounts and commissions held in the trust account.

If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholders) may result in the conversion into cash of up to an aggregate of 3,749,999 shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $3,000,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon and not previously released to us for working capital requirements, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on January 9, 2007 as a blank check company for the purpose of effecting a business combination with one or more operating businesses in the healthcare industry. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	increased expenses to pay debt service;

•	if the debt has a variable rate, increased vulnerability to changes in market interest rates, since our revenues may not increase, or may decrease, if interest rates rise;

•	an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	prohibitions or limitations on our ability to pay dividends on our common stock;

•

requirements that we dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which would reduce the funds available for dividends on our common stock, working capital, capital expenditures, business combinations and other general corporate purposes;

•

limitations or prohibitions on business combinations, capital expenditures or other business operations, or on our ability to borrow additional amounts for such purposes, unless we meet particular financial or operational tests;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulations;

•	our competitive disadvantage with respect to other companies in the industry that have less debt; and

•	limitations on our flexibility in planning for and reacting to changes in our business and in the healthcare industry.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $525,000 and underwriting discounts of approximately $7,000,000, or $8,050,000 if the over-allotment option is exercised in full, will be approximately $92,475,000, or approximately $106,425,000 if the over-allotment option is exercised in full. However, the underwriters have agreed that 3% of the underwriting discounts and commissions will be deferred and will not be payable unless and until we consummate a business combination. Accordingly, $95,375,000, or $109,775,000 if the over-allotment option is exercised in full, of the net proceeds of this offering will be held in trust. An additional $2,075,000 will also be deposited into the trust account upon consummation of this offering from the sale of the private placement warrants described below. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (net of taxes payable and excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $100,000 of net proceeds not held in the trust account plus the up to $1,900,000 of interest earned on the trust account balance that may be released to us will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•

$600,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•	$240,000 of administrative expenses payable to KBL Healthcare Management ($10,000 per month for twenty four months);

•	$100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	$50,000 of expenses for the due diligence and investigation of a target business by our officers, directors and existing stockholders; and

•

$1,010,000 for general working capital that will be used for miscellaneous expenses, general corporate purposes, dissolution obligations and reserves, including approximately $115,000 for director and officer liability insurance premiums.

As of the date of this prospectus, Marlene Krauss has advanced to us $100,000 for payment of offering expenses on our behalf. The loan will be payable without interest on the earlier of February 5, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

We are obligated, commencing on the date of this prospectus, to pay KBL Healthcare Management, an affiliate of Drs. Berk and Krauss and Mr. Kaswan, a monthly fee of $10,000 for general and administrative services.

Our officers, directors and certain of our special advisors have committed to purchase an aggregate of 2,075,000 warrants at $1.00 per warrant (for a total purchase price of $2,075,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on January 9, 2007. We were formed for the purpose of effecting a business combination with one or more operating businesses in the healthcare industry. To date, our efforts have been limited to organizational activities.

Healthcare Industry

The healthcare industry constitutes a large and growing segment of the United States economy. According to “Modern Healthcare’s By the Numbers” (December 18, 2006), HHS has found that healthcare expenditures in the United States have increased consistently during the last twenty-six years, rising from $254.9 billion in 1980 to a projected $2,169.5 billion in 2006. HHS also found that national healthcare spending, expressed as a percentage of U.S. GDP has increased from 9.1% in 1980 to an estimated 16.5% in 2006. HHS expects that the healthcare industry will continue to grow both in absolute dollars and as a percentage of GDP and projects that by the year 2015, healthcare expenditures in the United States could increase to as much as $4,043.6 billion or 20% of GDP. The substantial growth in national healthcare spending has had, and management expects it to continue to have, an impact on every major sector of the healthcare industry. Accordingly, we believe there are many attractive target businesses in the healthcare industry.

We believe that the growth and opportunity in the healthcare industry has been driven and will continue to be driven by several key trends, including:

•

Demographic Shift to an Elderly Population.    The size of the elderly population, the segment with the largest per capita usage of healthcare services, is increasing more rapidly than the rest of the population in the United States. According to the Federal Interagency Forum on Aging-Related Statistics, citing the U.S. Census Bureau, in 1970 approximately 9.9% of the U.S. population was aged 65 and older; by 2000 this number had risen to 12.7% of the population; and by the year 2030, the over-65 segment is expected to account for 20.0% of the population. The elderly not only generate the highest healthcare costs compared to any other demographic group, they continue to demand high-quality products and services in order to maintain active lifestyles. The growth of the elderly population is expected to be a major contributor to increasing levels of expenditures for healthcare products and services.

•

Technological Advances.    Our management believes technological advances create significant new markets and alter the competitive dynamics of established industries and markets. Technology and innovation have significantly changed the scope, practice and delivery of medicine. The last decade has also been typified by the introduction of scores of major new medical devices and diagnostic, pharmaceutical and biotechnology products, leading to the creation of entirely new markets and creating opportunities for new companies in the industry.

•

Fragmentation.    Our management believes the fragmentation of the healthcare industry encourages entrepreneurial activity and provides for industry consolidation. At the same time, patients generally seek healthcare in close geographical proximity to their homes. As a result, the healthcare industry is conducive to companies operating in local markets. While these companies may be able to compete effectively in fragmented markets, our management believes that a significant number of existing smaller companies would be open to entering into business combinations. That offers the potential to realize economies of scale, distribution capabilities, corporate efficiency and increased capital resources. Companies that can successfully consolidate such providers may have significant competitive advantages. Our management expects that fragmentation will continue to drive acquisition activity in the healthcare industry over the next several years.

•

Increasing Levels of Merger and Acquisition Activity.    According to Thomson Financial, total dollars spent to acquire healthcare companies has continued to increase over the last few years from $95.7 billion in 2004, to $132.2 billion in 2005, and a record $197.4 billion in 2006. The total number of transactions has also increased from 927 in 2004 to 1,049 in 2006, representing $103.2 million and $188.2 million per transaction in 2004 and 2006, respectively. This increase in merger and acquisition activity illustrates the continued attractiveness of healthcare assets and the willingness of healthcare companies to partner with both strategic and financial buyers.

•

Need for Liquidity for Private Healthcare Companies.    Despite the increasing volume of merger and acquisition transactions, evidence suggests there is still a considerable need for liquidity for most private healthcare companies. According to Dow Jones VentureSource, 2,273 healthcare companies raised venture capital financing from 2001 through 2006. During the same time period, 115 venture-backed healthcare companies completed an initial public offering and 339 were acquired via merger and acquisition. In addition, the average time (across all industries) from first venture round to initial public offering increased from 4.5 years in 2001 to 6.2 years in 2006 and to merger and acquisition from 2.0 years in 2001 to 6.0 years in 2006. The large number of companies that have yet to achieve an exit for their private investors and the increasing timelines required to do so suggest the pipeline of healthcare companies that are open to business combinations is robust.

•

Consumerism.    Our management believes that individual consumers, once passive participants in the healthcare process, have become increasingly vocal in recent years, driving increased demand for services and leading to additional spending. They are challenging health plans that deny treatments, opting for plans that provide enhanced choices, demanding information about providers and quality of care, demonstrating a readiness to comparison shop on the basis of price and paying out-of-pocket for cosmetic and other elective procedures. Our management believes that consumerism is driving opportunity via expanded reimbursement coverage for goods and services and, in some instances, increased willingness by consumers to pay out of pocket for goods and services that enhance quality of life.

•

Internationalization.    In our management’s judgment, healthcare companies will continue to experience major international growth opportunities as a result of growing worldwide demand for healthcare products and services, heightened awareness of the importance and potential of international markets, which often offer a less-expensive and faster regulatory path for their products, and the increasing availability of a low-cost pool of scientific talent to perform product development and clinical research. We believe that companies able to take advantage of these trends may be able to profit from competitive advantages.

Our management believes that emerging trends and changes in the healthcare industry are driving innovations and are providing entrepreneurial opportunities. Anticipated increased incidences of high-cost disease states, such as cancer, diabetes, and HIV, are expected to drive an increased need for goods and services. Shifts in reimbursement are a risk for many companies in the healthcare industry, but also provide opportunities for companies able to navigate the changes. As some healthcare providers are receiving lower reimbursement rates from Medicare, Medicaid and commercial payors, physicians have taken a more active role in seeking ancillary income by adding additional facilities and services. With the introduction of the Medicare Part D prescription drug plan, approximately 33 million elderly and disabled Americans now have coverage which is driving utilization rates. Spending on prescription drugs is expected to rise to approximately $446 billion by 2015. Americans continue to demand high quality medical care, evidenced by the U.S. spending more on healthcare as a percentage of GDP than any other member country of the Organization for Economic Cooperation and Development.

As the U.S. population continues to live longer, preventative care is increasingly important to reduce more expensive healthcare costs later in life. Payors are beginning to recognize the cost-savings from encouraging members to seek preventative care and services, which drives the utilization of primary care services as well as diagnostic testing for early detection of heart disease, cancer and stroke. As a result, the government is encouraging private health plans to participate in the Medicare program, offering the elderly products such as HMOs and PPOs, as well as expanded preventative care benefits, including disease management and dental coverage.

Government Regulation

The healthcare industry is highly regulated, and the federal and state laws that may affect our business following our initial business combination with a company in the healthcare industry could be significant. The federal and state governments regulate the healthcare industry extensively including through the Medicare and Medicaid government payment programs, each of which is financed, at least in part, with federal money. State jurisdiction is based upon the state’s authority to license certain categories of healthcare professionals and providers and the state’s interest in regulating the quality of healthcare in the state, regardless of the source of payment. The significant areas of federal and state regulatory laws that could affect our ability to conduct our business following a business combination with a company in the healthcare industry could include, among others, those regarding:

•

False and Other Improper Claims for Payment.    The government may fine a provider if it knowingly submits, or participates in submitting, any claim for payment to the federal government that is false or fraudulent, or that contains false or misleading information.

•

Health Insurance Portability and Accountability Act.    Laws designed to combat fraud against any healthcare benefit program for theft or embezzlement involving healthcare, as well as providing various privacy rights to patients and customers.

•

Anti-Kickback Laws.    Federal and state anti-kickback laws make it a felony to knowingly and willfully offer, pay, solicit or receive any form of remuneration in exchange for referrals or recommendations regarding services or products.

•

The Stark Self-Referral Law and Other Laws Prohibiting Self-Referral and Financial Inducements.    Laws that limit the circumstances under which physicians who have a financial relationship with a company may refer patients to such company for the provision of certain services.

•

Corporate Practice of Medicine.    Many states have laws that prohibit business corporations from practicing medicine, employing physicians to practice medicine, exercising control over medical decisions by physicians, or engaging in certain arrangements, such as fee-splitting, with physicians.

•	Antitrust Laws. Wide range of laws that prohibit anticompetitive conduct among separate legal entities in the healthcare industry.

A violation of any of these laws could result in civil and criminal penalties, the requirement to refund monies paid by government and/or private payors, exclusion from participation in Medicare and Medicaid programs and/or the loss of licensure. Following a business combination, our management intends to exercise care in structuring our arrangements and our practices to comply with applicable federal and state laws. However, we can not assure you that our management will be successful in complying with all applicable laws and regulations. If we have, or are alleged to have, violated any rules or regulations, the resulting investigation could adversely affect our business and operations and may delay or impair our ability to complete a business combination. Additionally, the laws in the healthcare industry are subject to change, interpretation and amendment, which could adversely affect our ability to conduct our business following a business combination.

Our Management’s Prior Experience

General

Our management team has significant experience in founding, acquiring and operating healthcare companies, including the successful completion of two separate business combinations described below, utilizing capital raised through a blank check company as well as the successful completion of more than 30 investments with funds managed through KBL Healthcare Ventures. Each of Zachary Berk, our chairman of the board, Marlene Krauss, our chief executive officer, secretary and director, Michael Kaswan, our chief operating officer and director, and Eileen More and Joseph Williamson, each a director, has been involved in other blank check companies similar to ours that have successfully completed business combinations.

We intend to leverage the extensive contacts and relationships of our executive officers and directors who together have more than 65 years of experience in the healthcare industry to source, evaluate and execute investment opportunities. Our executive officers and directors have strong reputations and long-term relationships and contacts with senior executives and decision-makers in the healthcare industry. We believe that these relationships with executives employed with, and consultants engaged by, public and private businesses in potential target sectors, and with other boards in which our executive officers and directors participate, will provide us with an important advantage in sourcing and structuring potential business combinations. Additionally, our executive officers and directors have extensive contacts with venture capital funds, private equity investors, consultants, investment bankers, attorneys, and accountants, among others, with knowledge of the healthcare industry. While the past successes of our executive officers and directors do not guarantee that we will successfully consummate an initial business combination, they will play an important role in assisting us to identify strong potential targets and negotiate an agreement for our initial business combination and, to the extent that our executive officers and directors continue with us following the consummation of an initial business combination, we believe that their experience would help us operate the combined company. A more detailed discussion of our management’s background and experience is included in this prospectus under “Management.”

Prior Involvement of Principals in Blank Check Companies

KBL I, a blank check company with an objective to acquire an operating business in the healthcare industry, consummated its initial public offering on April 27, 1993, raising gross proceeds of $17.25 million at an offering price of $6.00 per unit (SEC File No. 33-57436). KBL I’s units traded from a low of $6.00 per unit to a high of $11.05 per unit. Dr. Krauss was chairperson of the board and chief executive officer and Dr. Berk was vice president, treasurer and a member of the board of directors of KBL I from its inception until it merged with Concord, an owner, developer and operator of assisted living and long-term care facilities, on August 16, 1994. During this period, neither received any salary for their services to KBL I. However, KBL Healthcare, Inc., an affiliate of Drs. Berk and Krauss, received a $5,000 per month fee from KBL I for the use of office space and administrative services. Pursuant to the merger agreement with Concord, all the outstanding shares of Concord were converted into the right to receive a total of 3,500,000 shares of KBL I’s common stock and $1.4 million in cash. KBL I’s remaining cash, by way of merger, became working capital of Concord. The transaction was approved by holders of 86.3% of the shares of common stock held by public stockholders. No holder sought conversion of his shares. At the time of the acquisition, Dr. Krauss held 166,500 and Dr. Berk held 111,000 shares of Concord which, based on the market price at the time of the acquisition, were valued at $842,906 and $561,938 respectively. Concord became traded on the Nasdaq Global Market under the symbol CHGR.

Dr. Krauss remained as vice chairperson of the board and Dr. Berk continued to serve as a director of Concord until it was acquired by the Multicare Companies, Inc., a company providing skilled nursing care, assisted living, sub-acute care and related activities, on February 16, 1996 for $7.35 per share in cash, or approximately $114 million. During this period, neither received any salary for their services to Concord. However, in connection with the merger between KBL I and Concord, Concord entered into a financial advisory and consulting agreement with KBL Healthcare, Inc., a company of which Dr. Krauss is chairperson and chief executive officer, and Dr. Berk is senior managing director. Pursuant to the agreement, KBL Healthcare, Inc. provided consulting services to Concord with respect to, among other things, developing and implementing corporate strategy and developing relationships with healthcare providers, service companies and other companies engaged in the healthcare industry. Pursuant to the agreement, KBL Healthcare, Inc. was paid $125,000 upon signing the agreement and $100,000 per year for the life of the agreement for its consulting services. Additionally, Concord paid KBL Healthcare, Inc. an additional $170,000 for its services in connection with assisting Concord in refinancing certain of its then outstanding debt obligations. This agreement was terminated by Concord in connection with the acquisition of Concord by the Multicare Companies in February 1996. At the time of the sale to Multicare, Dr. Krauss held 224,500 shares of Concord worth $1,650,075 and Dr. Berk held 126,000 shares worth $926,100.

KBL II, a blank check company with an objective to acquire an operating business in the healthcare industry, consummated its initial public offering on April 27, 2005, raising gross proceeds of $55.2 million at an offering price of $6.00 per unit (SEC File No. 333-122988). KBL II’s units trade on the Over The Counter Bulletin Board under the symbol SUMRU. KBL II’s units have traded from a low of $6.00 per unit to a high of $6.95 per unit, with a closing trading price of $5.59 at March 3, 2007. From its inception until its merger with Summer described below, Dr. Berk was the chairman of the board and president of KBL II, Dr. Krauss was the chief executive officer, secretary and director of KBL II, and Michael Kaswan was the chief operating officer and director of KBL II. Neither Drs. Berk and Krauss nor Mr. Kaswan received any salary for their services to KBL II since its inception. However, KBL Healthcare Management, an affiliate of Drs. Berk and Krauss and Mr. Kaswan, has received a $7,500 per month fee from KBL II for the use of office space and administrative services since its inception. Eileen More and Joseph Williamson, two of our directors, acted as special advisors to KBL II until its merger with Summer. Prior to KBL II’s initial public offering, (i) Drs. Berk and Krauss had each purchased an aggregate of 571,429 shares of common stock (at approximately $0.0125 per share) with a market value of approximately $3,000,000 as of March 9, 2007, (ii) Drs. Berk’s and Krauss’ children had also purchased an aggregate of 356,568 shares of common stock (at approximately $0.0125 per share) with a market value of approximately $1,872,000 as of March 2007, (iii) Michael Kaswan had purchased an aggregate of 400,000 shares of common stock (at approximately $0.0125 per share) with a market value of $2,100,000 as of March 9, 2007 and (iv) Eileen More and Joseph Williamson had each purchased 40,000 shares of common stock (at approximately $0.0125 per share) with a market value of $210,000 as of March 9, 2007. Dr. Krauss and her affiliates also subsequently purchased warrants to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $5.00 per share for an aggregate purchase price of $610,000 (at an average purchase price of $0.61 per warrant). Dr. Krauss also purchased an additional 500,000 warrants for an aggregate purchase price of approximately $341,259 (at an average purchase price of $0.68 per warrant). Additionally, Mr. Kaswan subsequently purchased warrants to purchase an aggregate of 150,000 shares of common stock at an exercise price of $5.00 per share for an aggregate purchase price of $97,825 (at an average purchase price of $0.65 per warrant).

On March 6, 2007, KBL II consummated the transactions contemplated by the Agreement and Plans of Reorganization with each of Summer Infant, Inc., Summer Infant Europe, Limited, and Summer Infant Asia, Ltd. (collectively, “Summer”), and all of the stockholders of Summer, pursuant to which Summer became a wholly owned subsidiary of KBL II. In the transaction, the sellers received an aggregate of $20 million in cash and 3,916,667 shares of KBL II common stock, subject to downward adjustment based on Summer’s Net Worth, in exchange for all of the outstanding common stock of Summer. The sellers may also receive an additional amount of cash and shares of KBL II common stock based on the combined company attaining certain targets. At the closing of the acquisition, Dr. Krauss became KBL II’s chairman of the board of directors, pursuant to a three-year employment agreement under which she will receive an annual base salary of $125,000. None of Dr. Berk, Mr. Kaswan, Mr. Williamson or Ms. More is continuing with KBL II. The transaction was approved by holders of 71.8% of the shares of common stock held by public stockholders. Holders of 1,208,775 shares of common stock (or 13.1% of the shares of common stock held by public stockholders) voted against the acquisition and elected to convert their shares into a pro rata portion of the trust fund (an aggregate of approximately $6,884,000).

None of our officers or directors has had any other involvement with any other blank check company.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and private placement are intended to be applied generally toward effecting our initial business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of our initial business combination. Our initial business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These may include time delays, significant expense, loss of voting control and challenges associated with compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect our initial business combination with only a single target business.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, special advisors or their respective affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, stock purchase, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target business, nor have we engaged or retained any agent or other representative to identify or locate such a target business. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. Additionally, we have not contacted any of the prospective target businesses of KBL Healthcare Acquisition Corp. II and do not intend to do so unless the operations, profits or prospects of such target business improved significantly and we were made aware of such change. At this time, we do not anticipate this happening. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the acquisition and be within the healthcare industry, as described below in more detail, we will have broad flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors. In addition, some of those risks may be outside our control, meaning that we would not be able to reduce the risk that they would adversely impact the business resulting from the business combination.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers (which may potentially include the underwriters in this offering or their affiliates), venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers, directors and special advisors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions in the healthcare industry, but may retain advisors as they deem necessary to assist them in their due diligence efforts. In no event, however, will any of our existing officers, directors, special advisors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or stockholders, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We would consider such a business combination only after exploring other transactions with non-affiliated companies. However, as of the date of this prospectus, there are no entities affiliated with any of our officers, directors or special advisors that we would consider as a business combination target.

Selection of a Target Business and Structuring of a Business Combination

Except for the requirement that a target business operate in the healthcare industry, our management will have broad flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;

•	earnings;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	regulatory or technical barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to do so. We are also required to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, we would cease negotiations with such target business.

We will endeavor to structure our initial business combination so as to achieve the most favorable tax treatment to us, the target business and its stockholders. The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of our working capital outside of the trust account available to complete a business combination.

Fair Market Value of Target Business

In our initial business combination, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the balance in the trust account. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (meaning more than 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. If we issue securities in order to consummate a business combination, our stockholders prior to the business combination could end up owning a minority of the combined company as there is no requirement that our stockholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. If we obtain such an opinion, we will include a summary of the opinion in the proxy statement we will mail to stockholders seeking their approval of our initial business combination. Additionally, we will provide copies to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

Our initial business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the healthcare industry, and

•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of these sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct and that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel including specifically Drs. Berk and Krauss or Mr. Kaswan will remain in senior management or advisory positions with the combined company following a business combination, it is unlikely that they will devote their full time efforts to our affairs following our initial business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of our initial business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the combined company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Stockholder Approval of our Initial Business Combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of our initial business combination will be taken only if that business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock included in their initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights at or prior to the time of such vote.

Conversion Rights

At the time we seek stockholder approval for our initial business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket (nor will they seek appraisal rights with respect to such shares if appraisal rights would be available to them). The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any remaining interest after deduction for taxes payable (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be approximately $7.80, or $0.20 per share less than the public offering price of $8.00.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and at or prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote no against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. Once the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. Alternatively, we may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for our proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. The requirement for physical or electronic delivery prior to the meeting would ensure that a converting holder’s election to convert is irrevocable once the business combination is approved.

Any request for conversion, once made, may be withdrawn at any time up to the time of the stockholder vote with respect to our initial business combination. If a stockholder delivers his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their pro rata share of the trust account still have the right to exercise any warrants they still hold.

If a vote on an initial business combination is held and the business combination is not approved, we may continue to try to consummate an initial business combination with a different target until twenty four months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination with respect to which they exercised their conversion rights was duly approved and subsequently completed, or in connection with our liquidation.

We will not complete any business combination if public stockholders, owning 30% or more of the shares sold in this offering, both vote against the business combination and exercise their conversion rights. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning fewer than 3,749,999 shares sold in this offering may exercise their conversion rights and the business combination will still go forward. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding blocks of our stock will be able to stop us from completing a business combination that may otherwise be approved by a large majority of our public stockholders. This may have the effect of making it easier for us to consummate a business combination.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.20 of net sales proceeds for, the warrants included in the units, or persons who purchase common stock in the aftermarket at a price in excess of $7.80 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no Business Combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until , 2009, twenty four months from the date of this prospectus. This provision may not be amended except in connection with the consummation of our initial business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by                     , 2009, twenty four months from the date of this prospectus, as an obligation to our stockholders and our officers and directors have agreed that they will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

If we are unable to complete a business combination by                     , 2009, twenty four months from the date of this prospectus, we will distribute to all of our public stockholders, in proportion to their respective number of shares of our common stock, an aggregate sum equal to the amount in the trust account, inclusive of any interest net of taxes payable, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and will effectuate such distribution as promptly as practicable. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Zachary Berk, Marlene Krauss and Michael Kaswan have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.80, or $0.20 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors, providers of financing and service providers we have engaged to assist us in any way in connection with our search for a target business or consummation of our initial business combination and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Drs. Berk and Krauss and Mr. Kaswan have personally agreed, pursuant to agreements with us and Citigroup Global Markets Inc. that, if we liquidate prior to the consummation of our initial business combination, they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced by claims of target businesses or entities that are owed money by us for services rendered or contracted for or products sold to us. We cannot assure you, however, that they would be able to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $7.80, plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.80 per share.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after                     , 2009, twenty four months from the date of this prospectus, and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, financing providers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all contracted parties and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that contracted parties and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than $7.80 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                     , 2009, twenty four months from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately         blank check companies that have completed initial public offerings in the United States with more than $         billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Further, the following may not be viewed favorably by certain target businesses:

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our obligation to seek stockholder approval of our initial business combination and obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with the business combination may delay the completion of a transaction;

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our obligation to convert into cash shares of common stock held by our public stockholders who both vote against our initial business combination and exercise their conversion rights may reduce the resources available to us for our initial business combination;

•	our outstanding warrants, and the potential future dilution they represent; and

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the requirement to acquire assets or an operating business that has a fair market value of at least 80% of the balance in the trust account, excluding deferred underwriting discounts and commissions and net of taxes payable, at the time of our initial business combination could require us to acquire several assets or businesses at the same time, each of which sales would be contingent on the closings of the other sales and which could make it more difficult to consummate our initial business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

We also may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business.

Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 757 Third Avenue, 21st Floor, New York, New York. The cost for this space is included in the $10,000 per month fee KBL Healthcare Management charges us for general and administrative services pursuant to a letter agreement between us and KBL Healthcare Management. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by KBL Healthcare Management is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of a business combination.

Legal Proceedings

There is no material litigation currently pending against us or any members of our management team in their capacity as such

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$95,375,000 of the net offering proceeds, including the deferred underwriting discounts and commissions, plus the $2,075,000 we will receive from the sale of the private placement warrants will be deposited into a trust account at Lehman Brothers Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$83,700,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $95,375,000 of net offering proceeds, including the deferred underwriting discounts and commissions, plus the $2,075,000 we will receive from the sale of the private placement warrants held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Limitation on Fair Value or Net Assets of Target Business

The initial target business, or the control stake in such target business, that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Current Report on Form 8-K promptly after the consummation of this offering, which is anticipated to take place on the third business day after the date the units begin trading. If the over-allotment option is exercised after our initial filing of a Current Report on Form 8-K, we will file an amendment to the Current Report on Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of our initial business combination and one year from the date of this prospectus, provided that a registration statement relating to the shares of common stock issuable upon exercise of the warrants is effective and current, and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the
	send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete our initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Interest earned on the funds in the trust account

There can be released to us, from time to time, interest earned on the funds in the trust account of up to an aggregate of $1,900,000 to fund expenses related to investigating and selecting a target business, income and other taxes and our other working capital requirements. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of our initial business combination and our liquidation upon failure to effect a business combination within the allotted time.

All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of funds	Except for (i) up to $1,900,000 we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect our initial business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Zachary Berk, O.D.	59	Chairman of the Board
Marlene Krauss, M.D.	62	Chief Executive Officer, Secretary and Director
Michael Kaswan	39	Chief Operating Officer and Director
Terence Barnett	63	Director
James Garvey	60	Director
Eileen (Ginger) More	60	Director
Joseph Williamson	54	Director

Zachary Berk, O.D. has been our chairman of the board since our inception. Dr. Berk has been a managing member and secretary and treasurer of KBL Healthcare Management, Inc., a management company that provides investment services to the KBL Healthcare venture capital funds (“KBL Funds”), since November 1998. Dr. Berk has also been affiliated with all of the KBL Funds since November 1998. In August 1991, Dr. Berk co-founded KBL Healthcare, Inc., a venture capital and investment banking firm engaged in advisory and principal based funding activities for early-stage and middle-market companies in the healthcare field, and has served as its senior managing director since its formation. Dr. Berk has also served as chairman of the board of Prolong Pharmaceuticals Inc., a drug delivery company developing improved formulations of proteins, since March 2005, and has served as its chief executive officer since November 2006. In June 1999, Dr. Berk co-founded Lumenos, Inc., a consumer-driven healthcare company, and served as its vice chairman of the board from September 1999 to April 2004. From December 2004 to March 2007, Dr. Berk served as the chairman of the board and president of KBL II, a blank check company with an objective to acquire an operating business in the healthcare industry. In March 2007, KBL II acquired Summer, a designer, marketer and distributor of branded durable juvenile health, safety and wellness products for infants and toddlers. From April 1993 to August 1994, Dr. Berk served as vice president, treasurer and a member of the board of directors of KBL I, a blank check company with an objective to acquire an operating business in the healthcare industry. In August 1994, KBL I merged with Concord Health Group, Inc., an owner, developer and operator of assisted living and long-term care facilities, and Dr. Berk remained a director of Concord until February 1996. Dr. Berk received a B.S. and a Doctorate of Optometry from Pacific University. Dr. Berk is the husband of Dr. Krauss, our chief executive officer, secretary and director.

Marlene Krauss, M.D. has been our chief executive officer, secretary and a member of our board of directors since our inception. Since November 1998, Dr. Krauss has been a managing member and president of KBL Healthcare Management. During this time, Dr. Krauss co-founded or has served on the board of directors of several of KBL Healthcare Management’s portfolio companies. Dr. Krauss has also been the chairperson of the board of KBL II since March 2007 and served as its chief executive officer and secretary from its inception in December 2004 until March 2007. From April 1993 to August 1994, Dr. Krauss served as chairperson and chief executive officer of KBL I. In August 1994 upon KBL I’s merger with Concord Health Group, Dr. Krauss continued to serve as its vice chairperson until February 1996. In August 1991, Dr. Krauss co-founded KBL Healthcare, Inc. and has served as its chairperson and chief executive officer since its formation. In June 1999, Dr. Krauss co-founded Lumenos and has served as a member of its board of directors since its formation. From April 1993 to August 1994, Dr. Krauss served as chairperson and chief executive officer of KBL I. Following its merger with Concord, Dr. Krauss served as its vice chairperson until February 1996. Dr. Krauss also co-founded and/or led the initial financing for the following companies:

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Candela Corporation, a Nasdaq Global Market listed developer of advanced aesthetic laser systems that allow physicians and personal care practitioners to treat a wide variety of cosmetic and medical conditions;

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Summit Autonomous Inc., formerly a Nasdaq Global Market listed manufacturer and supplier of excimer laser systems and related products used to perform procedures that correct common refractive vision disorders such as nearsightedness, farsightedness and astigmatism; and

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Cambridge Heart, Inc., an Over The Counter Bulletin Board listed company that is engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease.

Dr. Krauss is also a member of the board of directors of PneumRx, Inc., a medical device company developing products for interventional pulmonology applications, of Prolong Pharmaceuticals, a drug delivery company, and of Cardiofocus, Inc., an interventional cardio vascular company treating atrial fibrillation. Dr. Krauss received a B.A. from Cornell University, an M.B.A. from Harvard Graduate School of Business Administration and an M.D. from Harvard Medical School. She trained at the Harvard affiliated hospitals, the Beth Israel Hospital and the Deaconess Hospital, as well as Mt. Sinai Hospital in New York. She completed her training as a vitreoretinal surgeon at New York Hospital in 1985 and was Clinical Instructor of Ophthalmology at New York Hospital and is a Board Certified Ophthalmologist. Dr. Krauss is the wife of Dr. Berk.

Michael Kaswan has served as our chief operating officer and a member of our board of directors since our inception. From July 1997 to November 1998, Mr. Kaswan served as a senior associate of KBL Healthcare, Inc. Mr. Kaswan has been an employee of KBL Healthcare Management Inc. since November 1998, and is currently a managing director. He has also been affiliated with all of the KBL Funds since November 1998. In June 1999, Mr. Kaswan co-founded Lumenos. Mr. Kaswan has been a member of the board of Scandius Biomedical, Inc., a privately held medical device company that designs, manufactures, and markets products for the orthopedic sports medicine market, since December 2003 and its chairman since December 2006. Mr. Kaswan has also been a member of the board of directors of Remon Medical Technologies, Inc., a private company that is developing implantable biomedical sensors and communications systems, since September 2004. Mr. Kaswan served as the chief operating officer and a member of the board of directors of KBL II from its inception in December 2004 until its merger with Summer in March 2007. Mr. Kaswan received a B.S. from the University of Virginia and an M.B.A. from Harvard Business School.

Terence Barnett has been a member of our board of directors since April 2007. Since November 2005, Mr. Barnett has managed his personal investments. From June 1999 to November 2005, Mr. Barnett was president and chief executive officer of Novartis Corporation, the U.S. holding company of Novartis AG, one of the world’s largest pharmaceutical companies with platforms in prescription pharmaceuticals, vaccines, generic drugs and OTC products. He also acted as a consultant for Novartis from November 2005 to July 2006. From September 1996 to June 1999, Mr. Barnett was president and chief executive officer of Novartis AG, China and Hong Kong. Prior to joining Novartis, Mr. Barnett served in a variety of international senior management positions for Ciba Geigy where his responsibilities included oversight of the integration of Ciba Geigy Ltd. and Sandoz in China after the two companies merged to form Novartis AG. Mr. Barnett received a B.S. from the University of the Witwatersrand in Johannesburg, South Africa and an M.B.A. from Cranfield College of Technology in Cranfield, United Kingdom.

James Garvey has served as a member of our board of directors since April 2007. Mr. Garvey joined SV Life Sciences Advisers, LLC, or SVLS (formerly Schroder Ventures Life Sciences Advisers, Inc.), a venture capital firm, in May 1995 and currently serves as the chief executive officer and managing partner of SVLS. SVLS’ portfolio includes a variety of healthcare companies such as: Aquesys, Inc., which develops a device treatment for primary open angle glaucoma; CardioFocus, Inc., which is developing a laser ablation catheter to treat atrial fibrillation via an endoscopic transluminal approach; Achillion Pharmaceuticals, Inc., which is developing biopharmaceutical therapeutics for the treatment of anti-virals and anti-infectives; Alinea Pharmaceuticals, Inc., a developer of PTP1b inhibitor for insulin resistance; and Synarc, Inc., a central radiology service dedicated exclusively to clinical trials and their imaging, molecular markers, and patient recruitment services. Prior to joining SVLS, Mr. Garvey was managing director for the Venture Capital division of Allstate Corporation, preceded by managing Allstate’s healthcare investment activity. He has held several senior management positions in companies with multinational operations including Kendall (Tyco) and Millipore. He was also president and chief executive officer of start-ups Allegheny International Medical Technology and

National Teledata. Mr. Garvey currently serves on the board of directors of Achillion Pharmaceuticals, Inc., CardioFocus, CHF Solutions, Cellutions, NeoVista and Sunrise “At Home”. Mr. Garvey received a B.S. from Northern Illinois University.

Eileen More has been a member of our board of directors since our inception. Ms. More has been serving as an advisor to several venture capital firms, including KBL Healthcare Ventures, since December 2002, specializing in the healthcare and telecommunications industries. She also served as a special advisor to KBL II from its inception in December 2004 until its merger with Summer in March 2007. From 1978 to December 2002, Ms. More served as general partner of Oak Investment Partners, a manager of venture capital funds capitalized in excess of $8 billion with investments in over 400 companies. She has served on boards of directors for numerous Oak companies including Alexion, Compaq Computer, Stratus, Genzyme, Pharmacopeia, Dyax, Octel, Network Equipment Technologies, Alkermes, Esperion, OraPharma, Osteotech and KeraVision. Prior to joining Oak Investment Partners, Ms. More held a number of financially-related positions over a ten-year period at Wright Investors’ Service, a pension management firm in Bridgeport, Connecticut. She currently serves on the Boards of Directors of Tengion Inc. and several charitable institutions. Ms. More is the Chairman Emeritus of the Connecticut Venture Group, having served as Chairman and President. She is on the Board of the UConn Research and Development Corporation. Ms. More studied Mathematics at the University of Bridgeport and became a Chartered Financial Analyst (C.F.A.) in 1978.

Joseph Williamson has been a member of our board of directors since our inception. Mr. Williamson has been a partner of Commerce Health Ventures, L.P., a targeted healthcare and life sciences private equity fund, since July 2003. Commerce Health Ventures’ portfolio includes a variety of healthcare companies such as: AppTec Laboratory Services, Inc., a single source provider of comprehensive GLP/GMP-compliant testing, contract research and development, and custom cGMP manufacturing services for biopharmaceuticals, medical devices, cellular therapeutics, and tissue-based products; Continuing Care Rx, an institutional pharmacy company servicing over 10,500 long-term care beds in over 100 nursing facilities and approximately 25 correctional facilities across the Northeastern Region of the United States; EKR Therapeutics, a provider of prescription products and therapeutic solutions that support and improve the quality of life of cancer patients; and Habit Opco, Inc., an accredited healthcare organization in New England providing multi-disciplinary treatment services on an outpatient basis to individuals addicted to drugs. Mr. Williamson has also been a partner of Vantage Point, L.P., a developer and operator of senior housing facilities since April 2004. Mr. Williamson also served as a special advisor to KBL II from its inception in December 2004 until its merger with Summer in March 2007 and has served as an advisor to KBL Healthcare Ventures since 1998. From December 1996 to July 2003, Mr. Williamson served as chairman of the board of Brandywine Senior Care, Inc., a non-acute continuum of care company that Mr. Williamson founded. From 1992 to December 1996, Mr. Williamson served as president, chief operating officer and a member of the board of directors of Concord. Mr. Williamson received a B.S. from Villanova University, a J.D. from the Delaware Law School of Widener University and an M.B.A. from Temple University.

Our board of directors is currently divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Joseph Williamson and James Garvey, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Michael Kaswan, Eileen More and Terence Barnett, will expire at the second annual meeting. The term of the third class of directors, consisting of Zachary Berk and Marlene Krauss, will expire at the third annual meeting. Upon consummation of a business combination, this classified board feature will terminate and we will then have only one class of directors, with each director elected annually.

Special Advisors

We also have several advisors that will assist us with our search for our target business. These are as follows:

Kenneth Abramowitz has been a managing general partner and co-founder of NGN Capital, a private venture firm, since October 2003. From 2001 to July 2003, Mr. Abramowitz was a managing director of The

Carlyle Group in New York focused on U.S. buyout opportunities in the healthcare industry. In July 2003, he transitioned to senior advisor at The Carlyle Group. Prior to joining Carlyle, Mr. Abramowitz worked as an analyst at Sanford C. Bernstein & Co. where he covered the medical-supply, hospital-management and HMO industries for 23 years. Mr. Abramowitz has published several notable studies on healthcare service companies, major medical mergers and cardiovascular device innovation, among others. Mr. Abramowitz currently sits on the Board of Directors of EKOS Corp., OptiScan Biomedical Corp., Power Medical Interventions, Inc., and Small Bone Innovations, LLC, each a privately held medical device company, Option Care, Inc., a provider of home infusion pharmacy services and specialty pharmacy services that files reports pursuant to the Securities Exchange Act of 1934, and Ivivi Technologies, Inc., an American Stock Exchange listed medical technology company focusing on designing, developing and commercializing proprietary electrotherapeutic technologies. Mr. Abramowitz received a B.A. from Columbia University and an M.B.A. from Harvard Business School.

Steven Epstein is the founder and senior healthcare partner of the law firm of Epstein Becker & Green, P.C., founded in 1973. Epstein Becker & Green, P.C. is widely recognized as one of the country’s leading healthcare law firms. Mr. Epstein serves as a legal advisor to healthcare entities throughout the U.S. He is a director of Discovery Health (JSE: DSY), Emergency Medical Services Corp. (NYSE:EMS) and HealthExtras (NASDAQ: HLEX). He also serves as a director of many privately held healthcare companies and venture capital and private equity firms. Mr. Epstein received his B.A. from Tufts University, where he serves on the Board of Trustees and the Executive Committee, and his J.D. from Columbia Law School, where he serves as Chairman of the Law School’s Board of Visitors.

Roy Geronemus, M.D., has been the director of the Laser & Skin Surgery Center of New York since May 1993. Dr. Geronemus trained in dermatology at the New York University Medical Center, where he was the Chief Resident and subsequently underwent a fellowship training in Mohs Micrographic Surgery and Cutaneous Oncology. He is a Clinical Professor of Dermatology at the New York University Medical Center, where he has founded its laser program and served nine years as its Chief of Dermatologic and Laser Surgery. He is also the Director of the Skin/Laser Division in the Department of Plastic Surgery at the New York Eye & Ear Infirmary. He is a past president of the American Society for Laser Medicine and Surgery (ASLMS) and a past president of the American Society for Dermatologic Surgery. He received an A.B. from Harvard University.

Ellen Marram has been the president of the Barnegat Group LLC, her business advisory firm, since January 2006. From September 2000 to December 2005, she was a managing director of North Castle Partners, a private equity firm focused on investments in the healthy living and aging sector, where she currently serves as an operating advisor. Ms. Marram served as president and chief executive officer of efdex inc. from August 1999 to May 2000. She previously served as president and chief executive officer of Tropicana Beverage Group from September 1997 until November 1998, and had previously served as President of the Group, as well as executive vice president of The Seagram Company Ltd. and Joseph E. Seagram & Sons, Inc. Before joining Seagram in 1993, she served as president and chief executive officer of Nabisco Biscuit Company and senior vice president of the Nabisco Foods Group from June 1988 until April 1993. Ms. Marram is a member of the board of directors of Ford Motor Company, The New York Times Company, and Eli Lilly and Company, as well as several private companies. She is a member of the Health Executives Leadership Network and serves on a number of non-profit boards including The New York & Presbyterian Hospital, Lincoln Center Theater, Families and Work Institute and Citymeals-on-Wheels. She has served as a Trustee of The Conference Board and the Board of Associates of Harvard Business School. She is a graduate of Wellesley College and earned an M.B.A. from Harvard Business School, and has received Alumni Achievement Awards from both institutions.

Kevin McGovern has served as Chairman and Chief Executive Officer of McGovern Capital LLC, an entity that provides intellectual property rights strategy and originates, structures, and implements capital formation, joint ventures, and business alliances, since April 2000. Mr. McGovern has also served as the chairman of Greenwich Alliances, Ltd., an entity that specializes in the formulation and negotiation of strategic alliances, since January 1997. He has been the owner and managing partner of the law firm McGovern & Associates located in New York, New York since January 1983. The firm specializes in corporate law, with an emphasis on emerging businesses, merger and acquisitions, venture capital, patent enforcement, and research and development financings. Mr. McGovern is a founder and/or key shareholder in over 20 companies, and five of the companies he co-founded or in which he is a key participant—all based on proprietary technologies—are currently leaders in their respective industry’s product categories. These companies include SOBE Beverages (nutraceutical leader sold to Pepsi); TriStrata, the worldwide owner of all Intellectual Property to Alpha Hydroxy Acids comprising the single most successful technology in skin care history and KX Industries, the world leader in consumer carbon, water and air filters. He has also served as the Co-Chairman of Angstrom Publishing which publishes with Forbes worldwide “The Forbes/Wolfe Nanotech Report” since 2002. Mr. McGovern has served on Cornell University’s Board of Trustees since July 2001 and has served as Co-Chairman of the Technology/IP Committee since July 2006. He also currently teaches at the Cornell/Johnson graduate business school, a course entitled “Global Innovation and Commercialization”. Mr McGovern received his A.B. from Cornell University in 1970 and his JD in 1975 St. John’s University School of Law.

Eric Rose, M.D., has served as chairman of the board of SIGA since January 2007 and has served as its chief executive officer since March 2007 after taking a leave from his position as Chairman of the Department of Surgery and Surgeon-in-Chief of the Columbia Presbyterian Center of New York Presbyterian Hospital, a position he has held since August 1994. Dr. Rose has served as a director of SIGA since April 19, 2001 and served as Interim Chief Executive Officer of SIGA from April 19, 2001 until June 22, 2001. Dr. Rose is a past President of the International Society for Heart and Lung Transplantation. Dr. Rose was recently appointed as Morris & Rose Milstein Professor of Surgery at Columbia University’s College of Physicians and Surgeons’ Department of Surgery. Dr. Rose is a director of Nephros, Inc., PharmaCore, Inc., TransTech Pharma, Inc. and Keryx Biopharmaceuticals, Inc. Dr. Rose also holds a position of Executive Vice President - Life Sciences at MacAndrews & Forbes Holdings Inc., a SIGA shareholder, and is a former director of Nexell Therapeutics Inc. (f/k/a VimRx). Dr. Rose is a graduate of both Columbia College and Columbia University College of Physicians & Surgeons.

Myron Weisfeldt, M.D., has been the William Osler Professor of Medicine and Director of the Department of Medicine at the Johns Hopkins University School of Medicine as well as the Physician-in-Chief of Johns Hopkins Hospital since October 2001. Prior to assuming these positions, Dr. Weisfeldt was the chairman of the Department of Medicine and director of the Medical Service at the Columbia Presbyterian Medical Center in New York City. From 1975 to 1991, he was director of the Cardiology Division at Johns Hopkins University School of Medicine. Dr. Weisfeldt received a B.S. and M.D. form Johns Hopkins University.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay KBL Healthcare Management, an affiliate of Drs. Berk and Krauss and Mr. Kaswan, a fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Drs. Berk and Krauss and Mr. Kaswan compensation in lieu of a salary. Other than the $10,000 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any reasonable out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no specified limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that Terence Barnett, James Garvey, Eileen More and Joseph Williamson, constituting a majority of our board, are independent directors as defined in the American Stock Exchange listing standards and applicable SEC regulations. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Eileen More, as chairman, James Garvey and Joseph Williamson, each of whom is an independent director under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Eileen More satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Terence Barnett, as chairman, and Joseph Williamson, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business in accordance with applicable Federal securities laws and the rules of the American Stock Exchange.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

Our officers and directors may cause the redemption of our warrants, so long as certain conditions are satisfied, at a time that it may be disadvantageous for you to pay the warrant exercise price, while the private placement warrants owned by such executive officers and directors may be exercised without the payment of cash.

•

The initial shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed, and the private placement warrants purchased by our officers and directors and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their initial shares. Furthermore, the purchasers of the private placement warrants have agreed that such securities will not be sold or transferred by them until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target is an appropriate business with which to effect a business combination.

•

Our directors and officers may purchase shares of common stock as part of this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

•	Management may look unfavorably upon or reject a business combination with a potential target business whose owners refuse to retain members of our management following the business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary or contractual obligations he or she might have. Accordingly, and subject to pre-existing fiduciary or contractual obligations to other entities, each of our officers would be required to present to us for our consideration any potential target business operating in the healthcare industry with a fair market value in excess of 80% of the then balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) prior to presenting it to any other entity.

Marlene Krauss has a pre-existing fiduciary obligation to Summer as she is its chairman of the board. Accordingly, due to this affiliation, she has a fiduciary obligation to present potential business opportunities to such entity prior to presenting them to us, which could cause additional conflicts of interest.

As a result of their affiliations with the KBL Funds, Drs. Berk and Krauss and Mr. Kaswan have pre-existing fiduciary obligations that may cause them to have conflicts of interest in determining to which entity they present a specific business opportunity. To the extent that any of these individuals identifies a business opportunity that may be suitable for one of the KBL Funds, they will honor their pre-existing fiduciary obligation to such entity. Accordingly, they may not present opportunities to us that otherwise may be attractive to such entity unless it has declined to accept such opportunities.

As a result of his affiliation with SVLS, Mr. Garvey has pre-existing fiduciary obligations that may cause him to have conflicts of interest in determining to which entity he presents a specific business opportunity. To the extent that he identifies a business opportunity that may be suitable for SVLS, he will honor his pre-existing fiduciary obligation to such entity. Accordingly, he may not present opportunities to us that otherwise may be attractive to such entity unless it has declined to accept such opportunities.

Additionally, our officers and directors may become principals of a future blank check company formed to acquire one or more operating businesses. However, they have not taken any steps at this time to organize or participate in such a company. Furthermore, to the extent that any operating business in the healthcare industry becomes a potential target business of such future blank check company, our officers and directors must present such opportunity to us prior to presenting it to any such future blank check company. Accordingly, we believe all potential conflicts of interest in relation to any such future blank check company will be resolved in our favor.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their initial shares. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into our initial business combination with an entity affiliated with any of our existing stockholders. Furthermore, in no event will any of our existing officers, directors, stockholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of July 11, 2007 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals or entities listed below purchase units offered by this prospectus), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

			Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Before Offering	After Offering
Zachary Berk	1,726,428	(2)(3)(4)	55.2%	11.0%
Marlene Krauss	1,726,428	(2)(3)(4)	55.2%	11.0%
Michael Kaswan	863,214	(3)(5)	27.6%	5.5%
Terence Barnett	32,143	(6)	1.0%	*
James Garvey(7)	25,000		*	*
Eileen More	82,143	(8)	2.6%	*
Joseph Williamson	53,570	(9)	1.7%	*
Eli Berk(10)	187,500	(11)	6.0%	1.2%
All directors and executive officers as a group (seven individuals)	2,782,498	(12)	89.0%	17.8%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is 757 Third Avenue, 21st Floor, New York, New York 10017.
(2)	Includes 50,000 shares of common stock held by each of the Olivia Jade Berk-Krauss Trust u/a dated July 27, 1998, The Juliana Pearl Berk-Krauss Trust u/a dated July 27, 1998 and the Alexander Maxwell Berk-Krauss Trust u/a dated July 27, 1998, trusts established for the benefit of Dr. Berk’s and Dr. Krauss’s children. The trustee of these trusts is Mel Miller.
(3)	Does not include 300,000 shares of common stock issuable upon exercise of private placement warrants held by each of Zachary Berk, Marlene Krauss, and Michael Kaswan, none of which are currently exercisable and will not become exercisable within 60 days.
(4)	Dr. Krauss’ shares include those owned by Dr. Berk, her husband, and Dr. Berk’s shares include those owned by Dr. Krauss, his wife. Does not include (i) 62,500 shares of common stock each may receive in the event that Eli Berk’s shares do not vest as described below in footnote 10 and (ii) 5,000 shares of common stock each may receive in the event shares held by Sandra Santos do not vest pursuant to restrictions similar to the restrictions on Eli Berk’s shares.
(5)	Does not include 62,500 shares of common stock he may receive in the event that Eli Berk’s shares do not vest as described in footnote 10.
(6)	Does not include 50,000 shares of common stock issuable upon exercise of private placement warrants that are not exercisable and will not be exercisable for 60 days.
(7)

These shares are held by SV Life Sciences Advisers, LLC. Mr. Garvey is the chairman of the board of this entity. Mr. Garvey disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in the shares.

(7)	Does not include 400,000 shares of common stock issuable upon exercise of private placement warrants that are not exercisable and will not become exercisable within 60 days.
(8)	Does not include 200,000 shares of common stock issuable upon exercise of private placement warrants that are not exercisable and will not become exercisable within 60 days.
(9)	Eli Berk, the son of Zachary Berk and stepson of Marlene Krauss, is an adult and does not reside in their household.
(10)	Of these shares, 1/3 shall vest in full upon consummation of this offering, 1/3 shall vest upon consummation of a business combination and 1/3 shall vest after 36 months from the consummation of this offering, provided Mr. Berk is still an employee of KBL Healthcare Management Inc. If Mr. Berk is no longer employed by KBL Healthcare Management Inc. at such times, shares unvested shall revert to each of Drs. Berk and Krauss and Mr. Kaswan.
(11)	Does not include 1,550,000 shares of common stock issuable upon exercise of private placement warrants that are not exercisable and will not become exercisable within 60 days.

Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming none of them purchase any units offered by this prospectus). None of our existing stockholders, officers and directors has indicated to us any intent to purchase our securities in the offering. Because of the ownership block held by our existing stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until six months after the consummation of a business combination. The initial shares may be released from escrow earlier than this date if, within the first six months after we consummate a business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) transfers to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death of a holder, (iv) pursuant to a qualified domestic relations order or (v) by private sales with respect to up to 33% of the initial shares made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared, but excluding conversion rights (including any transferees). If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders (or any transferees) will receive any portion of the liquidation proceeds with respect to their initial shares.

Our officers, directors and certain of our special advisors have committed to purchase the private placement warrants (for a total purchase price of $2,075,000) from us. The purchasers are obligated to purchase the private placement warrants from us on a private placement basis simultaneously with the consummation of this offering. The purchasers will use their own funds to purchase the private placement warrants and will not borrow any funds to make these purchases. The private placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the private placement warrants will be exercisable on a cashless basis so long as such warrants are held by such individuals or their affiliates. Our officers, directors and special advisors have agreed that the private placement warrants will not be sold or transferred by them until after we have completed a business combination.

Zachary Berk, Marlene Krauss and Michael Kaswan are our “promoters” as that term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2007, we issued 3,125,000 shares of our common stock to the individuals set forth below for an aggregate of $25,000 in cash, at a purchase price of $0.008 per share, as follows:

Name	Number of Shares	Relationship to Us
Zachary Berk(1)	973,096	Chairman of the Board
Marlene Krauss(1)	973,096	Chief Executive Officer, Secretary and Director
Michael Kaswan	973,095	Chief Operating Officer and Director
Eileen More	82,143	Director
Joseph Williamson	53,570	Director
Sandra Santos	10,000	Stockholder
Kenneth Abramowitz	10,000	Special Advisor
Steven Epstein	10,000	Special Advisor
Roy Geronemus	10,000	Special Advisor
Ellen Marram	10,000	Special Advisor
Eric Rose	10,000	Special Advisor
Myron Weisfeldt	10,000	Special Advisor

(1)	Zachary Berk and Marlene Krauss are husband and wife.

In January 2007, Zachary Berk, Marlene Krauss and Michael Kaswan each transferred 62,500 shares of common stock to Eli Berk. In April and May 2007, Zachary Berk, Marlene Krauss and Michael Kaswan transferred an aggregate of 292,145 shares (at their initial purchase price of $0.008 per share) to (i) trusts for estate planning purposes, (ii) Terence Barnett and SV Life Sciences Advisers Inc., an entity of which James Garvey is the chairman of the board, upon Messrs. Barnett and Garvey becoming directors of ours and (iii) to certain of our special advisors. The following table reflects the current ownership of our outstanding securities:

Zachary Berk(1)	788,214	Chairman of the Board
Marlene Krauss(1)	788,214	Chief Executive Officer, Secretary and Director
Michael Kaswan	863,214	Chief Financial Officer and Director
Eli Berk(2)	187,500	Stockholder
Eileen More	82,143	Director
Joseph Williamson	53,571	Director
Olivia Jade Berk-Krauss Trust u/a dated July 27, 1988(3)	50,000	Stockholder
Alexander Maxwell Berk-Krauss Trust u/a dated July 27, 1988(3)	50,000	Stockholder
The Juliana Pearl Berk-Krauss Trust u/a dated July 27, 1988(3)	50,000	Stockholder
Terence Barnett	32,143	Director
Kenneth Abramowitz	31,429	Special Advisor
SV Life Sciences Advisers, LLC(4)	25,000	Stockholder
Steven Epstein	24,286	Special Advisor
Kevin McGovern	24,286	Special Advisor
Eric Rose	24,286	Special Advisor
Ellen Marram	20,714	Special Advisor
Roy Geronemus	10,000	Special Advisor
Myron Weisfeldt	10,000	Special Advisor
Sandra Santos	10,000	Stockholder

(1)	Zachary Berk and Marlene Krauss are husband and wife.

(2)	Eli Berk is the son of Zachary Berk and stepson of Marlene Krauss.

(3)	These are trusts established for the benefit of Dr. Berk’s and Dr. Krauss’s children.

(4)	James Garvey is the chairman of the board of SV Life Sciences Advisers, LLC.

If the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our existing stockholders’ ownership at a percentage of the number of shares to be sold in this offering.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our officers, directors and certain of our special advisors have committed, pursuant to written subscription agreements with us and Citigroup Global Markets Inc., to purchase the 2,075,000 private placement warrants (for a total purchase price of $2,075,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the private placement warrants will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of private placement warrants, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The private placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the private placement warrants will be exercisable on a cashless basis so long as such warrants are held by the purchasers or their affiliates. Such individuals have agreed that the private placement warrants will not be sold or transferred by them until after we have completed a business combination. The holders of the majority of these private placement warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate a business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

KBL Healthcare Management, an affiliate of Drs. Berk and Krauss and Mr. Kaswan, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay KBL Healthcare Management $10,000 per month for these services. Dr. Krauss is a managing member, president and 100% owner of KBL Healthcare Management. Dr. Berk a managing member, secretary and treasurer of KBL Healthcare Management and Mr. Kaswan is an employee of KBL Healthcare Management. As a result, each will benefit from the transaction to the extent of his or her interest in KBL Healthcare Management. However, this arrangement is solely for our benefit and is not intended to provide Drs. Krauss and Berk and Mr. Kaswan compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by KBL Healthcare Management is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, Marlene Krauss has advanced to us an aggregate of $100,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier of February 5, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $10,000 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 3,125,000 shares of common stock are outstanding, held by twelve stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of expiration of the underwriters’ over-allotment option or their exercise in full, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders including the election of directors. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers or directors. Our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

Our board of directors is currently divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by                     , 2009, twenty four months from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, including any interest other than that which was previously released to us to fund working capital requirements, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Initial Shares

In January 2007, our initial stockholders purchased 3,125,000 shares of common stock for $25,000. The initial shares are identical to those included in the units sold in this offering, except that: (i) the initial shares are subject to the transfer restrictions described below; (ii) the initial stockholders have agreed to vote the initial shares in the same manner as a majority of the public stockholders in connection with the vote required to approve our initial business combination; (iii) the initial stockholders will not be able to exercise conversion rights with respect to the initial shares; and (iv) the initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the initial shares if we fail to consummate a business combination.

Preferred Stock

As of the consummation of this offering, our amended and restated certificate of incorporation will authorize the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption (including the private placement warrants):

•	in whole and not in part,

•	at a price of $.01 per warrant at any time while the warrants are exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•

if, and only if, the reported last sale price of the common stock equals or exceeds 11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and a prospectus is available for use throughout the 30-day redemption period.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, we have agreed to allow our officers and directors and their permitted transferees to exercise the private placement warrants on a “cashless basis.” If the holders take advantage of this option, they would pay the exercise price by surrendering their private placement warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the private placement warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of warrants. The reason that we have agreed that the private placement warrants will be exercisable on a cashless basis so long as they are held by our officers and directors and their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

Immediately after this offering, we will have 15,625,000 shares of common stock outstanding, or 17,500,000 shares if the over-allotment option is exercised in full. Of these shares, the 12,500,000 shares sold in this offering, or 14,375,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares that might be purchased by any of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,125,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares would be eligible for sale under Rule 144 prior to January 9, 2008. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of the 3,125,000 shares of common stock included in the initial shares have been placed in escrow and will not be transferable for a period of six months following our consummation of a business combination and will be released prior to that date only upon a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 156,250 shares immediately after this offering (or 175,000 if the over-allotment option is exercised in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the private placement warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private placement warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We have applied to have our units listed on the American Stock Exchange under the symbol “KHA.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “KHA” and “KHA.WS,” respectively.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a general discussion of material United States federal tax consequences of the acquisition, ownership, and disposition of our units, common stock, and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of United States federal taxation that may be relevant to a particular investor in light of the investor’s individual investment or tax circumstances. In addition, this discussion does not address (1) United States gift or estate tax laws except to the limited extent set forth below, (2) state, local or non-U.S. tax consequences, (3) the special tax rules that may apply to certain investors, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or United States expatriates or former long-term residents of the United States, or (4) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale, or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of partnerships (including entities treated as partnerships for United States federal income tax purposes) or other pass-through entities or persons who hold our units, common stock or warrants through such entities.

This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service, or IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person that is, for United States federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has in effect a valid election to be treated as a U.S. person. As used in this prospectus, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of our securities (other than an entity treated as a partnership or as a pass-through entity for United States federal income tax purposes) that is not a U.S. person.

The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for United States federal income tax purposes should consult its own tax advisor regarding the United States federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our units, common stock and warrants.

This discussion is only a summary of material United States federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any United States federal tax laws other than income and estate tax laws, any state, local, or non-U.S. tax laws, and any applicable tax treaty.

General

There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for United States federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and Distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by a non-corporate U.S. holder that constitute “qualified dividend income” generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income.

There is uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Effecting a Business Combination—Conversion rights”, may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the capital gains tax rate, as the case may be.

Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (1) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable income tax treaty or (2) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury

Regulations. These forms must be periodically updated. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a United States taxpayer identification number).

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if provided in an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates and are not subject to the United States withholding tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for United States federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the disposed of common stock exceeds one year. There is uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Effecting a Business Combination—Conversion rights”, may prevent a U.S. holder from satisfying the applicable holding period requirements. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and the U.S. holder’s adjusted tax basis in the share of common stock. A U.S. holder’s adjusted tax basis in the common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%. The deduction of capital losses is subject to limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Any gain realized by a non-U.S. holder upon a sale, exchange or other taxable disposition of our common stock (whether or not held as part of a unit at the time of the sale, exchange, or other taxable disposition) generally will not be subject to United States federal income tax unless: (1) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the non-U.S. holder), (2) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (3) we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns, or is treated as owning, more than 5% of our common stock.

Net gain realized by a non-U.S. holder described in clause (1) of the preceding sentence will be subject to tax at generally applicable United States federal income tax rates. Any gains of a foreign corporation non-U.S. holder described in clause (1) of the preceding sentence may also be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. holder described in clause (2) of such sentence will be subject to a flat 30% tax, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

We currently are not a “United States real property holding corporation”. Moreover, we cannot yet determine whether we will be a “United States real property holding corporation” for United States federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Conversion of Common Stock

In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for United States federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under Section 302 of the Code, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in us, or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “—Dividends and Distributions”. After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining common stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other common stock constructively owned by it.

Persons who actually or constructively own 5% or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult their own tax advisors in this regard.

Tax Consequences of an Investment in the Warrants

Exercise of a Warrant

Upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder’s tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder’s initial investment in the warrant (i.e., the portion of the holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”) and the exercise price (i.e., initially, $6.00 per share of our common stock). The holder’s holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

Sale, Exchange, Redemption, or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), or redemption of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market value of the warrant) and (2) the U.S. holder’s tax basis in the warrant (that is, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”). Upon the expiration of a warrant (whether or not held as part of a unit at the time of such expiration), a U.S. holder will be required to recognize a taxable loss in an amount equal to the U.S. holder’s tax basis in the warrant. Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

The United States federal income tax treatment of a non-U.S. holder’s gains recognized on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a taxable disposition of our common stock, as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Federal Estate Tax

Shares of our common stock owned or treated as owned by an individual who is not a U.S. citizen or resident of the United States (as specially defined for United States federal estate tax purposes) at the time of death will be included in the individual’s gross estate for United States federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to United States federal estate tax. The foregoing will also apply to warrants.

Information Reporting and Backup Withholding

Under United States Treasury Regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. United States information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (1) a U.S. person, (2) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (3) a controlled foreign corporation as defined in the Code, or (4) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriters	Number of Units
Citigroup Global Markets Inc.
Jefferies & Company, Inc.
EarlyBirdCapital, Inc.

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the underwriters’ over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $            per unit. If all of the units are not sold at the initial offering price, the representative may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 1,875,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

We have agreed that, until the date that is 180 days from the date of this prospectus, we will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, shares or any other securities convertible into or exchangeable for our common stock.

All of our existing stockholders, including all of our officers and directors, will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as (i) transfers to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death of a holder, (iv) pursuant to a qualified domestic relations order or (v) by private sales with respect to up to 33% of the initial shares made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement), these shares will not be transferable until six months after our consummation of a business combination or earlier if, following our initial business combination, we engage in a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities.

In addition, pursuant to certain “lock-up” agreements, our officers, directors and our other existing stockholders, have agreed, subject to certain exceptions, not to offer, sell, contract to sell, announce any intention to sell, pledge or otherwise dispose of, enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request for or exercise any right with respect to a filing with the Securities and Exchange Commission of a registration statement under the Securities Act relating to, any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock, without the prior written consent of Citigroup Global Markets Inc., for a period ending on the later of the date of consummation of our initial business combination and the date 180 days from the date of this prospectus. If our initial business combination occurs prior to the date 180 days from the date of this prospectus, the 180-day restricted period will be automatically extended if (i) during the last 17 days of the 180-day restricted period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, in either of which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our units which have been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with,

•	Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We have applied to have the units listed on the American Stock Exchange under the symbol “KHA.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “KHA” and “KHA.WS,” respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by KBL Healthcare Acquisition Corp. III
	No Exercise	Full Exercise
Per Unit	$0.56	$0.56
Total	$7,000,000	$8,050,000

The amounts paid by us in the table above include $3,000,000 in deferred underwriting discounts and commissions (or approximately $3,450,000 if the over-allotment option is exercised in full), an amount equal to 3% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account (subject to a $0.24 per share reduction for public stockholders who vote against our initial business combination and exercise their conversion rights). If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

In connection with the offering, Citigroup Global Markets Inc., on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, Citigroup Global Markets Inc., on behalf of the underwriters, will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. Citigroup Global Markets Inc., on behalf of the underwriters, may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Pursuant to Regulation M promulgated under the Securities Exchange Act, the distribution will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed. Since the underwriters have agreed that Citigroup Global Markets Inc. may only exercise the over-allotment option on their behalf to cover any short position that they may have, exercise of the over-allotment option by the underwriters will not affect the completion of the distribution.

We estimate that our portion of the total expenses of this offering payable by us will be $525,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup Global Markets Inc. may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup Global Markets Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

Graubard Miller, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. Sidley Austin LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

KBL Healthcare Acquisition Corp. III

(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBL Healthcare Acquisition Corp. III

We have audited the accompanying balance sheet of KBL Healthcare Acquisition Corp. III (a corporation in the development stage) as of June 30, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from January 9, 2007 (inception) to June 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KBL Healthcare Acquisition Corp. III as of June 30, 2007, and the results of its operations and its cash flows for the period from January 9, 2007 (inception) to June 30, 2007 in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP

Goldstein Golub Kessler LLP

New York, New York

July 9, 2007

KBL Healthcare Acquisition Corp. III

(a corporation in the development stage)

BALANCE SHEET

June 30, 2007
ASSETS
Current assets—Cash	$66,876
Deferred offering costs (Note 3)	76,659

Total assets	$143,535

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accrued expenses	$23,771
Note payable to initial stockholder (Note 4)	100,000

Total liabilities	$123,771

Commitments (Note 5)

Stockholders’ equity
Preferred stock, $.0001 par value
Authorized 1,000,000 shares; none issued and outstanding
Common stock, $.0001 par value
Authorized 50,000,000 shares
Issued and outstanding 3,125,000 shares	312
Additional paid-in capital	24,688
Deficit accumulated during the development stage	(5,236)

Total stockholders’ equity	19,764

Total liabilities and stockholders’ equity	$143,535

See Notes to Financial Statements.

KBL Healthcare Acquisition Corp. III

(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period January 9, 2007 (inception) to June 30, 2007

Interest income	$144

Formation and other costs	$5,380

Operating loss	$(5,236)

Net loss	$(5,236)

Weighted average shares outstanding	3,125,000

Net loss per share	$(0.00)

See Notes to Financial Statements.

KBL Healthcare Acquisition Corp. III

(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the period January 9, 2007 (inception) to June 30, 2007

	Common Stock		Addition paid-in capital	Deficit Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount
Issuance of common stock to initial stockholders on January 9, 2007 at $.008 per share	3,125,000	$312	$24,688	$—	$25,000
Net Loss				(5,236)	(5,236)

Balance at June 30, 2007	3,125,000	$312	$24,688	$(5,236)	$19,764

See Notes to Financial Statements

KBL Healthcare Acquisition Corp. III

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period January 9, 2007 (inception) to June 30, 2007

Cash flows from operating activities
Net loss	$(5,236)
Increase in accrued expenses	5,380

Net cash used in operating activities	144

Cash flows from financing activities
Proceeds from sale of shares of common stock to founding stockholders	25,000
Proceeds from note payable to stockholder	100,000
Payment of costs relating to proposed public offering	(58,268)

Net cash provided by financing activities	66,732

Net increase in cash	66,876
Cash at beginning of period	—

Cash at end of period	$66,876

Supplemental Schedule of Non Cash Financing Activity:
Accrual of costs of the proposed public offering	$18,391

See Notes to Financial Statements

KBL Healthcare Acquisition Corp. III

(a corporation in the development stage)

Notes to Financial Statements

1.	Organization and Business Operations

KBL Healthcare Acquisition Corp. III (the “Company”) was incorporated in Delaware on January 9, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the healthcare or healthcare-related industries.

At June 30, 2007, the Company had not yet commenced any operations. All activity through June 30, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 12,500,000 units (“Units”) which is discussed in Note 2 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business in the healthcare or healthcare-related industries (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that approximately $7.80 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, providers of financing, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The Company’s Chairman of the Board, the Company’s Chief Executive Officer and the Company’s Chief Operating Officer have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors, providers of financing, service providers or other entities that are owed money by the Company for services rendered to or contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,900,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional funds may be released to fund tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 3,125,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share

KBL Healthcare Acquisition Corp. III

(a corporation in the development stage)

Notes to Financial Statements—(Continued)

conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 29.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the Effective Date of the Proposed Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

Deferred Income Taxes—Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $1,780. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at June 30, 2007.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Loss Per Share—Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements—Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.	Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 12,500,000 Units at a proposed offering price of $8.00 per Unit (plus up to an additional 1,875,000 Units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date

KBL Healthcare Acquisition Corp. III

(a corporation in the development stage)

Notes to Financial Statements—(Continued)

on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 3% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

3.	Deferred Offering Costs

Deferred offering costs consist principally of legal fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised or charged to operations if the proposed offering is not completed.

4.	Note Payable, Stockholder

The Company issued an unsecured promissory note in an aggregate principal amount of $100,000 to one of the Initial Stockholders on February 5, 2007. The notes are non-interest bearing and are payable on the earlier of February 5, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

5.	Commitments and Related Party Transactions

The Company presently occupies office space provided by an affiliate of three of the Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $10,000 per month for such services commencing on the effective date of the Proposed Offering.

Pursuant to letter agreements which the Initial Stockholders will enter into with the Company and the underwriters, the Initial Stockholders will waive their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

The Company’s officers, directors and certain special advisors have committed to purchase a total of 2,075,000 Warrants (“Private Placement Warrants”) at $1.00 per Warrant (for an aggregate purchase price of $2,075,000) privately from the Company. These purchases will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from these purchases will be placed in the Trust Account. The Private Placement Warrants to be purchased by such purchasers will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that if the Company calls the Warrants for redemption, the Private Placement Warrants may be exercisable on a “cashless basis,” at the holders’ option, so long as such securities are held by such purchasers or their affiliates. Furthermore, the purchasers have agreed that the Private Placement Warrants will not be sold or transferred by them until after the Company has completed a Business Combination.

KBL Healthcare Acquisition Corp. III

(a corporation in the development stage)

Notes to Financial Statements—(Continued)

The Initial Stockholders and the holders of the Private Placement Warrants (or underlying securities) will be entitled to registration rights with respect to their founding shares or Private Placement Warrants (or underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Private Placement Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Private Placement Warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

The Company has also agreed to pay the fees and issue the securities to the underwriters in the Proposed Offering as described in Note 2 above.

6.	Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

$100,000,000

KBL Healthcare Acquisition Corp. III

12,500,000 Units

P R O S P E C T U S

                    , 2007

Citi

Jefferies & Company

EarlyBirdCapital, Inc.

Until                     , 2007 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	6,523
NASD filing fee	21,745
American Stock Exchange filing and listing fee	70,000
Accounting fees and expenses	40,000
Printing and engraving expenses	65,000
Directors & Officers liability insurance premiums	115,000	(2)
Legal fees and expenses	305,000
Miscellaneous	15,732	(3)

Total	$640,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $13,000 for acting as trustee, as transfer agent of the registrant’s common stock, as warrant agent for the registrant’s warrants and as escrow agent.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Zachary Berk	976,096
Marlene Krauss	976,096
Michael Kaswan	973,095
Eileen More	82,143
Joseph Williamson	53,570
Sandra Santos	10,000
Kenneth Abramowitz	10,000
Steven Epstein	10,000
Roy Geronemus	10,000
Ellen Marram	10,000
Eric Rose	10,000
Myron Weisfeldt	10,000

Such shares were issued on January 9, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.008 per share. In January 2007, Zachary Berk, Marlene Krauss and Michael Kaswan each transferred 62,500 shares of common stock to Eli Berk. In April and May 2007, Zachary Berk, Marlene Krauss and Michael Kaswan transferred an aggregate of 292,145 shares (at their initial purchase price of $0.008 per share) to (i) trusts for estate planning purposes, (ii) Terence Barnett and SV Life Sciences Advisers Inc., an entity of which James Garvey is the chairman of the board, upon Messrs. Barnett and Garvey becoming directors of ours and (iii) to certain of our special advisors. The following table reflects the current ownership of our outstanding securities:

Zachary Berk(1)	788,214	Chairman of the Board
Marlene Krauss(1)	788,214	Chief Executive Officer, Secretary and Director
Michael Kaswan	863,214	Chief Financial Officer and Director
Eli Berk(2)	187,500	Stockholder
Eileen More	82,143	Director
Joseph Williamson	53,571	Director
Olivia Berk-Krauss Trust	50,000	Stockholder
Alexander Berk-Krauss Trust	50,000	Stockholder
Juliana Berk-Krauss Trust	50,000	Stockholder
Terence Barnett	32,143	Director
Kenneth Abramowitz	31,429	Special Advisor
SV Life Sciences Advisers, LLC	25,000	Stockholder
Steven Epstein	24,286	Special Advisor
Kevin McGovern	24,286	Special Advisor
Eric Rose	24,286	Special Advisor
Ellen Marram	20,714	Special Advisor
Roy Geronemus	10,000	Special Advisor
Myron Weisfeldt	10,000	Special Advisor
Sandra Santos	10,000	Stockholder

In addition, our officers, directors and certain of our special advisors have committed to purchase from us 2,075,000 warrants at $1.00 per warrant (for an aggregate purchase price of $2,075,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The only conditions to the obligation undertaken by such individuals are conditions outside of the investor’s control.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**

3.1	Amended and Restated Certificate of Incorporation.**

3.2	By-laws.**

4.1	Specimen Unit Certificate.**

4.2	Specimen Common Stock Certificate.**

4.3	Specimen Warrant Certificate.**

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

5.1	Opinion of Graubard Miller.**

10.1	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Dr. Zachary Berk.**

10.2	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Marlene Krauss, M.D.**

10.3	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Michael Kaswan.**

10.4	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Eileen More.**

10.5	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Joseph Williamson.**

10.6	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Sandra Santos.**

10.7	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Kenneth Abramowitz.**

10.8	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Dr. Roy Geronemus.**

10.9	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Ellen Marram.**

10.10	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Eric Rose.**

10.11	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Myron Weisfeldt.**

10.12	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Eli Berk.**

10.13	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

10.14	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.**

10.15	Form of Letter Agreement between KBL Healthcare Management, Inc. and Registrant regarding office space and administrative services**

10.16	Promissory Note issued to Marlene Krauss.**

10.17	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.**

10.18	Form of Subscription Agreement among the Registrant, Graubard Miller and each of Zachary Berk, O.D., Marlene Krauss, M.D., Michael Kaswan, Eileen More, Joseph Williamson, Terence Barnett, Kenneth Abramowitz, Steven Epstein, Ellen Marram, Kevin McGovern and Eric Rose.**

Exhibit No.	Description
10.19	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Steven Epstein.**

10.20	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and James Garvey**

10.21	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Terence Barnett.**

14	Form of Code of Ethics.**

23.1	Consent of Goldstein Golub Kessler LLP.

23.2	Consent of Graubard Miller (included in Exhibit 5.1).**

24	Power of Attorney (included on signature page of this Registration Statement).**

99.1	Form of Audit Committee Charter.**

99.2	Form of Nominating Committee Charter.**

**	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of July, 2007.

KBL HEALTHCARE ACQUISITION CORP. III

By:	/s/ MARLENE KRAUSS, M.D.
Name:	Marlene Krauss, M.D.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ DR. ZACHARY BERK Dr. Zachary Berk	Chairman of the Board	July 10, 2007

/s/ MARLENE KRAUSS, M.D. Marlene Krauss, M.D.	Chief Executive Officer, Secretary and Director (Principal Executive Officer)	July 10, 2007

/s/ MICHAEL KASWAN Michael Kaswan	Chief Operating Officer	July 10, 2007

* Eileen More	Director	July 10, 2007

* Joseph Williamson	Director	July 10, 2007

* Terrence Barnett	Director	July 10, 2007

* James Garvey	Director	July 10, 2007

*By	/S/ MARLENE KRAUSS
Marlene Krauss, Power of Attorney